UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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HERON THERAPEUTICS, INC.

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HERON THERAPEUTICS, INC.

Notice of Annual Meeting of Stockholders

To Be Held June 9, 2015

To our Stockholders:

The Annual Meeting of Stockholders of Heron Therapeutics, Inc. (“Company,” “we,” “us” and “our”), a Delaware corporation, will be held on June 9, 2015 at 3:00 p.m. local time at L’Auberge Del Mar, 1540 Camino Del Mar, Del Mar, CA 92014, for the following purposes, as more fully described in the accompanying Proxy Statement:

1.	To elect six nominees for our board of directors, named in the accompanying Proxy Statement, to serve until the 2016 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

2.	To ratify the appointment of OUM & Co. LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015;

3.	To conduct an advisory vote to approve compensation paid to our named executive officers during fiscal year 2014;

4.	To amend the Company’s 2007 Amended and Restated Equity Incentive Plan (the “2007 Plan”) to increase the shares of common stock authorized for issuance thereunder from 6,500,000 to 10,800,000 and to re-approve the performance goals under the 2007 Plan;

5.	To amend the Company’s 1997 Employee Stock Purchase Plan, as amended (the “ESPP”) to increase the shares of common stock authorized for issuance thereunder from 75,000 to 175,000; and

6.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on April 15, 2015 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. A list of stockholders entitled to vote at the meeting will be available for inspection at our offices located at 123 Saginaw Drive, Redwood City, California 94063 for at least ten days prior to the meeting and will also be available for inspection at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Esmé C. Smith
Esmé C. Smith, Vice President, General Counsel and Secretary

San Diego, California
April 28, 2015

YOUR VOTE IS IMPORTANT

You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the meeting, you are urged to mark, sign, date, and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose or follow the instructions on the enclosed proxy card to vote by telephone or via the Internet. Submitting a proxy or voting instructions will not prevent you from attending the Annual Meeting and voting in person, if you so desire. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

HERON THERAPEUTICS, INC.

123 Saginaw Drive

Redwood City, California 94063

(650) 366-2626

PROXY STATEMENT

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDERS MEETING TO BE HELD ON JUNE 9, 2015

THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT:

http://www.edocumentview.com/HRTX

2015 ANNUAL MEETING OF STOCKHOLDERS

The enclosed proxy is being solicited on behalf of our Board of Directors (the “Board”) for use at the Annual Meeting of Stockholders to be held on June 9, 2015 at 3:00 p.m. local time at the L’Auberge Del Mar, 1540 Camino Del Mar, Del Mar, CA 92014, or at any adjournments or postponements thereof (the “Annual Meeting”). The proxy materials and the Annual Report are being mailed to stockholders on or about May 6, 2015.

Only holders of our common stock as of the close of business on April 15, 2015 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. Stockholders who hold our shares in “street name” may vote at the Annual Meeting only if they hold a valid proxy from their broker. Additional details regarding voting and meeting attendance are provided under “Additional Voting and Attendance Matters” below.

As of the Record Date, there were 29,630,533 shares of common stock outstanding. A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting must be present in person or by proxy in order for there to be a quorum at the meeting. Stockholders of record who are present at the meeting in person or by proxy and who abstain from voting, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, will be included in the number of stockholders present at the meeting for purposes of determining whether a quorum is present.

Each stockholder of record is entitled to one vote at the Annual Meeting for each share of common stock held by such stockholder on the Record Date. Stockholders do not have cumulative voting rights in the election of directors. Stockholders may vote their shares by using the proxy card enclosed with this Proxy Statement. All votes received by us that are properly provided, whether by signed proxy card or by telephonic or internet voting, which have not been revoked, will be voted in accordance with the instructions contained in the proxy cards. For shares held in “street name” through a broker or other nominee, the broker or nominee may not be permitted to exercise voting discretion with respect to “non-routine” matters to be acted upon, as discussed further below. Thus, if stockholders do not give their broker or nominee specific instructions, their shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. This could result in a “broker non-vote” on such a proposal.

Directors will be elected by a plurality of the aggregate votes cast, in person or by proxy, at the Annual Meeting. Shares as to which a stockholder withholds voting authority will not affect the outcome of the election of candidates for director. Absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on certain non-routine items such as the election of directors. If the beneficial owner does not give a broker specific instructions, the beneficially owned shares may not be voted on the election of directors and will not be counted in determining the number of shares necessary for approval, although they will count for purposes of determining whether a quorum exists.

The proposal to ratify the appointment of OUM & Co. LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015 requires the affirmative vote of a majority of the votes cast, provided a quorum is established. Abstentions will have no effect on the outcome of this proposal. Ratification of the selection of OUM & Co. LLP is considered a routine matter on which a broker or other nominee is empowered to vote. If you are a beneficial stockholder and do not provide specific voting instructions to your bank or broker, the organization that holds your shares may vote your shares on the ratification of the appointment of OUM & Co. LLP as our independent registered public accounting firm for 2015.

The proposal to approve, on an advisory basis, the compensation paid to our named executive officers requires the affirmative vote of a majority of the votes cast, provided a quorum is established. Abstentions and broker non-votes will have no effect on the outcome of this proposal. Approval, on an advisory basis, of the compensation paid to our named executive officers is not considered a routine matter on which a broker or other nominee is empowered to vote.

The proposals to amend our 2007 Plan and ESPP require the affirmative vote of a majority of the votes cast at the Annual Meeting, provided a quorum is established. Abstentions and broker non-votes will have no effect on the outcome of these proposals. Approval of the amendments to our 2007 Plan and ESPP are not considered a routine matter on which a broker or other nominee is empowered to vote.

We are not aware, as of the date hereof, of any matters to be voted on at the Annual Meeting other than those stated in this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders. If any other matters are properly brought before the Annual Meeting, the enclosed proxy card gives discretionary authority to the persons named as proxies (each with full power of substitution) to vote the shares represented by the proxy card in their discretion.

A stockholder of record may revoke a proxy at any time before it is voted at the Annual Meeting by: (a) delivering a proxy revocation or another duly executed proxy bearing a later date to our Secretary at 123 Saginaw Drive, Redwood City, California 94063; (b) submitting a later-dated vote via telephone or Internet; or (c) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless the stockholder actually votes in person at the meeting. Stockholders who hold our shares in “street name” should contact their bank or broker to revoke a previously given proxy or change their voting instructions and may vote at the Annual Meeting only if they hold a valid proxy from their broker.

The proxy card accompanying this Proxy Statement is solicited by our Board. We will pay all of the costs of soliciting proxies. In addition to solicitation by mail, our officers, directors and employees may solicit proxies personally, or by telephone, without receiving additional compensation. We also may agree to pay customary and reasonable fees plus expenses to a proxy solicitor, if we engage one, to assist us in soliciting proxies from banks, brokers and other nominees. We, if requested, will also pay brokers, banks and other fiduciaries that hold shares of common stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to stockholders.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Certain information regarding each of our nominees, including his or her age, experience, qualifications, attributes and skills that led the Board to conclude that the individual should serve on the Board and his or her principal occupation and directorships during the past five years, is set forth below:

Name	Age	Position	Director Since
Kevin C. Tang	48	Chairman	2009
Craig A. Johnson	53	Director	2014
Kimberly J. Manhard	55	Director	2014
John W. Poyhonen	55	Director	2014
Barry D. Quart, Pharm.D.	58	Chief Executive Officer and Director	2012
Robert H. Rosen	59	President, Chief Commercial Officer and Director	2012

Kevin C. Tang has served as a member of our Board of Directors since February 2009 and as Chairman since July 2012. Mr. Tang is the Managing Director of Tang Capital Management, LLC, a life sciences-focused investment company he founded in 2002. Entities managed by Tang Capital Management, LLC hold a significant ownership position in our common stock. From 1993 to 2001, Mr. Tang held various positions at Deutsche Banc Alex Brown, Inc., an investment banking firm, most recently serving as Managing Director and head of the firm’s Life Sciences research group. Since August 2014, Mr. Tang has served as a director and Chairman of La Jolla Pharmaceutical Company, a biopharmaceutical company focused on developing therapies for patients suffering from life-threatening diseases. In 2006, Mr. Tang co-founded Ardea Biosciences, Inc., a biotechnology company focused on treatments for inflammatory diseases and cancer. Mr. Tang served as a director of Ardea from its inception through its sale to AstraZeneca PLC in June 2012. From June 2009 through its sale to Endo Pharmaceuticals, Inc. in September 2010, he served as a director of Penwest Pharmaceuticals Co., a pharmaceutical company focused on treatments for chronic pain, and, from July 2010 served as the Chairman of its Board of Directors. From 2001 to 2008, he was a director of Trimeris, Inc., which developed and commercialized one of the first major breakthroughs in the treatment of HIV infection. Mr. Tang’s qualifications to serve on our Board include his experience forming and building pharmaceutical companies, serving as a director of numerous pharmaceutical companies, and serving as a manager of funds specializing in the area of life sciences.

Craig A. Johnson has served as a member of our Board of Directors since January 2014. Since 2013, Mr. Johnson has served as a director for Mirati Therapeutics, Inc., a biopharmaceutical company, and La Jolla Pharmaceutical Company, a biopharmaceutical company. Previously, Mr. Johnson served as a director of Ardea Biosciences, Inc., a biotechnology company, from 2008 until its sale to AstraZeneca PLC in June 2012, and Adamis Pharmaceuticals Corporation, a pharmaceutical company, from February 2011 to August 2014. From 2011 to 2012 he was Chief Financial Officer of PURE Bioscience, Inc., a developer of antimicrobial products, and from 2010 to 2011 he was Senior Vice President and Chief Financial Officer of NovaDel Pharma Inc., a specialty pharmaceutical company. Mr. Johnson served as Vice President and Chief Financial Officer of TorreyPines Therapeutics, Inc., a biopharmaceutical company, from 2004 until its sale to Raptor Pharmaceuticals Corp., a biopharmaceutical company, in 2009, and then as Vice President of a wholly-owned subsidiary of Raptor Pharmaceutical Corp. from 2009 to 2010. He held several positions, including Chief Financial Officer and Senior Vice President of Operations, at MitoKor, Inc., a biotechnology company, from 1994 to 2004. Prior to 1994, Mr. Johnson held senior financial positions with several early-stage technology companies, and also practiced as a Certified Public Accountant with Price Waterhouse. Mr. Johnson received a B.B.A. degree in accounting from the University of Michigan-Dearborn. Mr. Johnson’s qualifications to serve on our Board include his experience as an executive officer and as a director of numerous biotechnology companies.

Kimberly J. Manhard has served as a member of our Board of Directors since January 2014. Since May 2008, Ms. Manhard has served as the Senior Vice President of Regulatory Affairs and Development Operations at Ardea Biosciences, Inc., and in addition to these roles was previously also responsible for general corporate operations from 2006 to 2008. Ardea Biosciences, Inc. is a biotechnology company and wholly-owned subsidiary of AstraZeneca PLC and Ms. Manhard also serves as their Corporate Compliance Officer and as a director of Ardea Biosciences Limited. Prior to joining Ardea in December 2006, Ms. Manhard was President of her own consultancy firm, Vice President of Regulatory Affairs for Exelixis, Inc., a biopharmaceutical company, and held multiple regulatory positions at Agouron Pharmaceuticals, Inc., a Pfizer, Inc. company, supporting development and commercialization of anticancer and antiviral products, including Viracept® (nelfinavir). She was also previously with Bristol Myers Squibb in regulatory affairs responsible for oncology compounds, including Taxol® (paclitaxel) and infectious disease compounds, including Videx® (didanosine) and Zerit® (stavudine). Ms. Manhard began her industry career in Clinical Research with Eli Lilly and Company and G.H. Besselaar Associates (Covance). She received a B.S. degree in zoology and a B.A. degree in French from the University of Florida. Ms. Manhard’s qualifications to serve on our Board include her substantial regulatory and clinical development experience, as well as her extensive management experience with numerous biotechnology companies.

John W. Poyhonen has served as a member of our Board of Directors since January 2014. Mr. Poyhonen is currently the President, Chief Executive Officer and a director of Senomyx, Inc., a biotechnology company. He joined Senomyx in October 2003 as Vice President and Chief Business Officer; was promoted in April 2004 to Vice President and Chief Financial and Business Officer; was named Senior Vice President, Chief Financial and Business Officer in February 2006; was promoted to President and Chief Operating Officer in September 2009; and promoted to his current role in January 2014. From 1996 until October 2003, Mr. Poyhonen served in various sales and marketing positions for Agouron Pharmaceuticals, Inc., a Pfizer, Inc. company, most recently as Vice President of National Sales. Prior to holding this position, Mr. Poyhonen served as Vice President of Marketing and Vice President of National Accounts. He was previously a director of Ardea Biosciences, Inc., a biotechnology company, from 2007 until its sale to AstraZeneca PLC in June 2012. Mr. Poyhonen received a B.A. degree in marketing from Michigan State University and a M.B.A. degree from the University of Kansas. Mr. Poyhonen’s understanding of the biotechnology and pharmaceutical industries, coupled with his broad management experience and responsibilities through the course of his career, provide relevant experience to our Board in a number of areas, including corporate and commercial strategy, business development, risk management and financial and operational areas.

Barry D. Quart, Pharm.D. has served as a member of our Board of Directors since June 2012. Dr. Quart was appointed Chief Executive Officer of the Company in May 2013. In addition, Dr. Quart has served on the Board of Directors of Synageva Biopharma Corp, a biopharmaceutical company, since June 2012. Previously, Dr. Quart co-founded and served as President and Chief Executive Officer of Ardea Biosciences, Inc., a biotechnology company, from inception in December 2006 through May 2013. Ardea was acquired by AstraZeneca PLC in June 2012. Dr. Quart also served on the Boards of Ardea from December 2006 through June 2012 and Trimeris Pharmaceuticals, a biopharmaceutical company, from June 2007 to June 2012. Previously, he was with Pfizer, Inc. as Senior Vice President of Pfizer Global Research and Development, and the director of Pfizer’s La Jolla Laboratories. Prior to Pfizer’s acquisition of the Warner-Lambert Company, Dr. Quart was President of Research

and Development at Agouron Pharmaceuticals, Inc., a division of the Warner-Lambert Company. Dr. Quart joined Agouron in 1993 and was instrumental in the development and registration of Viracept® (nelfinavir). Dr. Quart received a Pharm.D. degree from the University of California, San Francisco. Dr. Quart’s qualifications to serve on the Board include his experience in senior management and as a director with other biotechnology and pharmaceutical companies and his prior drug development experience.

Robert H. Rosen has served as a member of our Board of Directors since July 2012. Mr. Rosen was appointed President of the Company in May 2013, and prior to that served as our Senior Vice President and Chief Commercial Officer since October 2012. Mr. Rosen has been a member of the Board of Directors of La Jolla Pharmaceutical Company, a biopharmaceutical company, since July 2014, and of the Board of Directors for Conkwest, Inc., an oncology-focused biotechnology company, since November 2014. From March 2012 to October 2012, Mr. Rosen served as Managing Partner of Scotia Nordic LLC, a life sciences advisory firm. From April 2011 to March 2012, Mr. Rosen served as Senior Vice President of Global Commercial Operations at Dendreon Corporation, a biotechnology company. From 2005 to 2011, he served as Global Head of Oncology at Bayer HealthCare Pharmaceuticals, where he was responsible for the development of the oncology business unit for regions that included the Americas, Europe, Japan and Asia Pacific. During his tenure at Bayer, he led the launch of Nexavar® (sorafenib) for the treatment of renal cell carcinoma and hepatocellular carcinoma. From 2002 to 2005, Mr. Rosen was Vice President of the Oncology Business Unit at Sanofi-Synthèlabo, where he was responsible for the development of Sanofi’s U.S. oncology business and the launch of Eloxatin® (oxaliplatin) for colon cancer. Mr. Rosen received a B.S. degree in pharmacy from Northeastern University. Mr. Rosen’s qualifications to serve on the Board include his extensive drug development and commercialization experience with other biotechnology and pharmaceutical companies.

Stephen R. Davis, who has served on our Board of Directors since June 2012, and as our former Chief Operating Officer, provided critical support to the Company during a phase of significant change and business growth was not re-nominated for another term by our nominating and corporate governance committee. After discussing this potential decision with Mr. Davis, our Board appreciated that Mr. Davis’ other commitments and responsibilities in the coming year would be significant and would need to take priority.

Executive officers are elected by our Board, and hold office until the earlier of resignation, removal, or the appointment and election of a successor.

Our other executive officers and key employees and their ages and positions as of April 15, 2015 are as follows:

Name	Age	Executive Position	Since
Michael A. Adam, Ph.D.	57	Senior Vice President, Regulatory Affairs and Quality	2013
Paul H. Barone	55	Senior Vice President, Business Development	2014
Brian G. Drazba	53	Vice President, Finance and Chief Financial Officer	2013
Paul G. Marshall	55	Senior Vice President, Technical Operations	2013
Thomas B. Ottoboni, Ph.D.	56	Senior Vice President, Pharmaceutical and Preclinical Research and Development	2012
Esmé C. Smith	43	Vice President, General Counsel and Secretary	2014

Michael A. Adam, Ph.D. joined us as Senior Vice President of Regulatory Affairs and Quality in May 2013. Previously, Dr. Adam worked with the Company as a consultant beginning in July 2010 and served as the Company’s Chief Operating Officer from April 2011 to May 2013. He brings over 25 years of drug development, regulatory affairs, and pharmaceutical operations experience to the organization. From October 2008 through June 2010, he served as Senior Vice President of Pharmaceutical Operations at Spectrum Pharmaceuticals, Inc., a biotechnology company, where he oversaw CMC development, quality assurance, and manufacturing. Prior to Spectrum, Dr. Adam served as Vice President of Drug Development Operations at Anadys Pharmaceuticals, Inc., a biopharmaceutical company, from March 2006 through February 2007, where he was responsible for regulatory affairs, quality assurance, pharmaceutical development, manufacturing and project management. He also held senior positions with Pfizer, Inc., as site head of Pharmaceutical Sciences and at Agouron Pharmaceuticals, Inc. and Bristol-Myers Squibb Company in Regulatory Affairs. Dr. Adam earned a Ph.D. in organic chemistry at the Massachusetts Institute of Technology.

Paul H. Barone joined us as Senior Vice President of Business Development in December 2014 and brings to the Company more than 25 years of experience in business development, marketing, law and finance in the pharmaceutical industry. Prior to joining Heron, Mr. Barone provided business development consulting and legal services to pharmaceutical and biotech industry clients. Previously, Mr. Barone served as Vice President of Business Development for Celldex Therapeutics, a biopharmaceutical company, where he managed the out- and in-licensing processes for product candidates, provided alliance management and in-house counsel services. Prior to this, he led business development for Biovail and EUSA Pharma and held positions at Reliant Pharmaceuticals and Essential Pharmaceuticals. Mr. Barone began his career at Merck & Co. where he held positions of increasing responsibility including Director of Strategic Planning & Business Development. Mr. Barone received an M.B.A. from Fairleigh Dickinson University, a J.D. from Seton Hall University and is a Certified Public Accountant.

Brian G. Drazba joined us as Vice President, Finance and Chief Financial Officer in October 2013 and brings to the Company nearly 30 years of financial management experience to his role. Most recently, from June 2009 to December 2012, Mr. Drazba was Vice President of Finance and Chief Accounting Officer for ISTA Pharmaceuticals Inc., a specialty pharmaceutical company, where he led the financial reporting, analysis and tax functions. ISTA Pharmaceuticals was acquired by Bausch + Lomb in June 2012. From 1992 to 2006, Mr. Drazba held positions of increasing responsibility within Insight Health Corp., a diagnostic imaging company, including Senior Vice President and Chief Accounting Officer. Prior to his tenure at Insight Health Corp., Mr. Drazba was employed by Arthur Andersen & Co. He is a licensed Certified Public Accountant in California and received a B.A. degree in accounting from the University of San Diego.

Paul G. Marshall joined us as Senior Vice President of Technical Operations in November 2013. Mr. Marshall has 27 years of experience in the development and commercialization of pharmaceutical products, including manufacturing and supply chain responsibility for 14 approved drugs and biologics. From 2006 to January 2013, Mr. Marshall held ascending executive positions within Amylin Pharmaceuticals, Inc., a biopharmaceutical company, including Senior Vice President of Operations. Amylin Pharmaceuticals was acquired by Bristol-Myers Squibb Company in August 2012. Prior to his work at Amylin, Mr. Marshall held executive manufacturing positions at Amgen, Inc. and Baxter International, a healthcare company. Prior to that, he held management positions at Creative BioMolecules, Welgen Manufacturing Partnership (now Amgen, Rhode Island), Repligen Corporation and Damon Biotech. Mr. Marshall received B.S. and M.S. degrees in biology from the University of Massachusetts at Dartmouth and completed three years of post-graduate work concentrating in hematology and coagulation research at Brown University.

Thomas B. Ottoboni, Ph.D. joined us as Vice President of Pharmaceutical Development in March 2012 and was promoted to Senior Vice President of Pharmaceutical and Preclinical Research and Development in July 2014. From 2010 until 2011, Dr. Ottoboni was Vice President of Research and Development at Talima Therapeutics, a drug delivery company, where he worked on the development of a drug delivery implant to treat onychomycosis. Dr. Ottoboni also served as Executive Vice President of Strategy and Operations at POINT Biomedical Corp., a privately held pharmaceutical company, from August 1996 through November 2008, where he developed several imaging and drug delivery systems. From May 1994 through July 1996, Dr. Ottoboni served as Manager of Systems Development and Drug Delivery Research for InSite Vision, Inc., an ophthalmic company, where he developed ophthalmic pharmaceutical delivery systems and also served as Director of Drug Delivery at Vitaphore Corp., a privately held biotechnology company. Dr. Ottoboni is an inventor on more than 19 U.S. patents in organic and macromolecular chemistry and received a B.S. degree in chemistry as well as a Ph.D. in organic chemistry from the University of California, Berkeley.

Esmé C. Smith joined us as Vice President, General Counsel and Secretary in August 2014. Prior to joining the Company full-time, Ms. Smith advised the Company on legal matters and brings over 15 years of industry and legal experience to her role. From July 2009 through March 2012, Ms. Smith served as Vice President, Deputy General Counsel and Assistant Secretary at Dendreon Corporation, a biotechnology company, where she had a critical role overseeing the company’s legal responsibilities during its transition from clinical-stage to a global, commercial company. Prior to Dendreon, Ms. Smith was a Partner with the global law firm Jones Day practicing in the Firm’s Mergers & Acquisitions and Capital Markets groups. Ms. Smith received a B.A. degree from the University of California, Santa Barbara and a J.D. cum laude from Loyola Law School in Los Angeles.

Mark S. Gelder, M.D., resigned as our Senior Vice President and Chief Medical Officer on January 23, 2015.

There are no family relationships among any of our directors or executive officers.

CORPORATE GOVERNANCE

Our Board met five times during fiscal year 2014. Each member of the Board attended 75% or more of the aggregate number of Board and Board committee meetings held during the period for which he/she was a director during 2014 and served on such committees. We have a policy of encouraging all directors to attend the annual meeting of stockholders; all of the then seven incumbent directors attended the 2014 annual meeting of stockholders in person.

Board Independence

On an annual basis, the Board reviews the independence of all directors in light of each director’s (or any family member’s, if applicable) affiliations with the Company and members of management, as well as significant holdings of the Company’s securities. The Board uses the definition of independence from The NASDAQ Stock Market (“NASDAQ”) listing standards to assess independence of our directors. The NASDAQ rules have objective tests and a subjective test for determining who is an “independent director.” Under the objective tests, a director cannot be considered independent if:

•	The director is, or at any time during the past three years was, an employee of the Company;

•

The director or a family member of the director accepted any compensation from the Company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for Board or Board committee service);

•	A family member of the director is, or at any time during the past three years was, an executive officer of the Company;

•

The director or a family member of the director is a partner in, a controlling stockholder of, or an executive officer of an entity to which the Company made, or from which the company received, payments in the current or any of the past three fiscal years that exceeded 5% of the recipient’s consolidated gross revenue for that year, or $200,000, whichever was greater (subject to certain exclusions);

•

The director or a family member of the director is employed as an executive officer of an entity for which at any time during the past three years, any of the executive officers of the Company served on the compensation committee of such other entity; or

•

The director or a family member of the director is a current partner of the Company’s outside auditor, or at any time during the past three years was a partner or employee of the Company’s outside auditor, and who worked on the company’s audit.

The subjective test states that an independent director must be a person who lacks a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has not established categorical standards or guidelines to make these subjective determinations, but considers all relevant facts and circumstances. Our Board has determined that Messrs. Tang, Johnson and Poyhonen and Ms. Manhard are “independent directors” as defined by NASDAQ rules. Dr. Quart and Mr. Rosen are not deemed to be independent under NASDAQ rules by virtue of their current employment with the Company. Mr. Davis also was not deemed to be independent during 2014 under NASDAQ rules given his previous position as our Chief Operating Officer.

In addition to the Board-level standards for director independence, the directors who serve on the Audit Committee each satisfy standards established by NASDAQ and the Securities and Exchange Commission (“SEC”), as no member of the Audit Committee accepts directly or indirectly any consulting, advisory, or other compensatory fee from the company other than their director compensation, or otherwise has an affiliate relationship with the Company. Similarly, the members of the Compensation Committee each qualify as independent under NASDAQ standards. Under these standards, the Board considered that none of the members of the Compensation Committee accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company other than their director compensation, and that none have any affiliate relationships with the Company or other relationships that would impair the director’s judgment as a member of the Compensation Committee.

Board Committees

Because the Company’s common stock was quoted on the OTC Bulletin Board during fiscal 2013, the Company was not subject to the NASDAQ listing standards. In January 2014, with the addition of the three independent directors and the relisting of the Company’s common stock on The NASDAQ Capital Market, an audit committee, a compensation committee and a nominating and governance committee were formed. Prior to that time, the Board fulfilled the responsibilities of the respective committees.

In January 2014, we formed an audit committee (the “Audit Committee”), consisting of Messrs. Johnson and Poyhonen and Ms. Manhard. The Audit Committee is responsible for appointing, overseeing and replacing, if necessary, our independent auditor and for evaluating its work. The Audit Committee also assists the Board in overseeing the integrity of our financial statements and accounting and financial reporting processes, compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the Company’s independent auditor and internal audit function. During 2014, the Audit Committee received written disclosures from and communicated with the independent auditor; met with management and the independent auditor to discuss our financial statements; met with the independent auditor to discuss matters that may affect our financial statements; approved related-party transactions, if any; provided oversight of risk management; and approved professional services provided to us by the independent public accountants. The Audit Committee, together with the Board, was also responsible for reviewing our plans for providing appropriate financial resources to sustain our operations, including review of our strategic corporate plan and annual operating budget. The Board has determined that all members of the Audit Committee satisfy applicable independence standards promulgated by NASDAQ and the SEC and the Board has determined that Mr. Johnson and Ms. Manhard each qualifies as the “audit committee financial expert” (as the SEC has defined such term in Item 407 of Regulation S-K). We have adopted an Audit Committee charter, which is available at www.herontx.com. The Audit Committee met four times during fiscal year 2014.

In January 2014, we formed a compensation committee (the “Compensation Committee”), consisting of Messrs. Poyhonen and Tang and Ms. Manhard. The Compensation Committee is responsible for overseeing the Company’s compensation philosophy generally and advising the Board regarding the compensation of the Board, the Chief Executive Officer, and the other executive officers of the Company. The Compensation Committee seeks to align our compensation practices with sound fiscal policy and enable the Company to attract and motivate qualified and highly skilled personnel, and is responsible for overseeing the Company’s management resources, succession planning, and management development activities. In 2014, the Compensation Committee administered our benefit and equity incentive plans, and made recommendations to the Board regarding the review and administration of all compensation arrangements for executive officers (including the Chief Executive

Officer and also the President and Chief Commercial Officer) and the review and establishment of general policies relating to the compensation and benefits of our officers and employees for fiscal 2014. The Compensation Committee also reviewed and approved corporate goals for our executive officers and evaluated their performance in light of these goals, and reviewed and made recommendations to the Board regarding the compensation paid to the non-employee directors. Subject to applicable laws, the Compensation Committee may form and delegate authority to subcommittees, each consisting of one or more of its members, with such powers as the Compensation Committee confers. The Board has determined that all members of the Compensation Committee satisfy applicable NASDAQ independence standards. We have adopted a Compensation Committee charter, which is available at www.herontx.com. The Compensation Committee met three times during fiscal year 2014.

In January 2014, we formed a nominating and corporate governance committee (the “Governance Committee”), consisting of Messrs. Tang and Johnson and Ms. Manhard. The Governance Committee is responsible for setting a process for identifying and evaluating nominees and recommending a slate of director nominees to be proposed by the Board to the stockholders (or any director nominees to be elected by the Board to fill interim vacancies), consistent with the criteria approved by the Board. The Governance Committee also is responsible for establishing and maintaining a policy under which the Company’s stockholders may recommend a candidate to the Committee for consideration for nomination as a director. Procedures for the consideration of director nominees recommended by stockholders are set forth below. In addition, the Governance Committee is responsible for recommending directors for membership on Board committees. The Governance Committee also is responsible for reviewing and recommending updates to our Code of Ethics as well as any written corporate governance guidelines. The Board has determined that all members of the Governance Committee satisfy applicable NASDAQ independence standards. We have adopted a Governance Committee charter, which is available at www.herontx.com. The Governance Committee met once during fiscal year 2014.

Compensation Committee Interlocks and Insider Participation

During the last completed fiscal year, Dr. Quart and Mr. Rosen were employees of the Company. Mr. Davis was an employee of the Company until he stepped down as an officer effective as of July 2, 2014. None of our executive officers served as a member of the Compensation Committee (or Board of Directors) of another entity where such entity’s executive officers served on our Board.

Board Leadership Structure

The role of our Chairman of the Board is separate from the Chief Executive Officer. The Board has determined that its structure is appropriate at this time given the Company’s specific characteristics and circumstances, including the Board’s commitment to independent Board and Committee leadership, and to fulfill the Board’s duties effectively and efficiently so that our business receives the undivided attention of the Chief Executive Officer.

Director Nomination

Criteria for Board Membership

The Governance Committee is responsible for assessing the appropriate balance of experience, skills and characteristics required of our directors. Nominees for director are selected based on their experience, knowledge, integrity, understanding of our business environment, specific skills they may possess that are helpful to the Company, and the willingness to devote adequate time to Board duties. The Governance Committee uses the same selection criteria regardless of whether the candidate has been recommended by a stockholder or identified by the Board. In selecting candidates to recommend to the Board for appointment or re-election to the Board, the Governance Committee considers the appropriate balance of experience, skills and characteristics required of our Board, as well as potential independence under the rules of NASDAQ, and with the objective that at least one director qualifies as “financial expert” under the rules of the SEC. When evaluating a candidate for our Board, the Governance Committee does not assign specific weight to any of these factors, nor does the Governance Committee believe that all of the criteria necessarily apply to every candidate. At minimum, a director’s qualifications, in light of the above-mentioned criteria, are considered each time the director is nominated or re-nominated for Board membership.

While we do not have a formal written policy regarding diversity in identifying director candidates, the Governance Committee will consider diversity in its search for the best candidates to serve on our Board. The Governance Committee looks to incorporate diversity into the Board through a number of factors including demographics, skills, and experiences, specific operational experience and viewpoints, all with a view to identify candidates that can assist the Board with its decision making. The Governance Committee believes that our current Board reflects a diverse mix of directors on a number of these factors.

Stockholder Recommendations

It is the Governance Committee’s policy, as described below, to consider written recommendations from stockholders for nominees for director. The Governance Committee considers persons recommended by our stockholders in the same manner as a nominee recommended by our Board members, management, or a third-party executive search firm. Any such recommendations should be submitted to the Governance Committee, c/o the Secretary, and should include the following information: (i) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a director, if elected); (ii) the names and addresses of the stockholders making the nomination and the number of shares of our common stock which are owned beneficially and of record by such stockholders; and (iii) appropriate biographical information and a statement as to the qualification of the nominee. Stockholders seeking to recommend a prospective nominee should follow the instructions under the heading “Communications with Directors” below. The Board did not receive any stockholder recommendations during fiscal year 2014.

Process for Identifying and Evaluating Nominees

The Board believes we are well served by our current directors who provide the Board with experience, skills and characteristics that the Board has determined meet its requirements with respect to experience, knowledge, integrity, understanding of our business environment, specific skills they may possess that are helpful to the Company, and the willingness to devote adequate time to Board duties. The Board, following the recommendation of our Governance Committee, determined that the six incumbent director nominees are best-suited to continue to serve our needs, given our company’s current anticipated activities.

Oversight of Risk Management

Our Board is responsible for oversight of our risk management policies and procedures. We are exposed to a number of risks, including financial risks, strategic and operational risks and risks relating to regulatory and legal compliance. The Board will regularly discuss with management our major risk exposures and the steps management has taken to monitor and control such exposures, including the guidelines and policies to govern the process by which risk assessment and risk management are undertaken, and highlighting any new risks that may have arisen since they last met.

The Board manages exposure risks within various areas including: (i) risks relating to our employment policies, executive compensation plans and arrangements; (ii) financial risks and taking appropriate actions to help ensure quality financial reporting and appropriately conservative investment practices and (iii) risks associated with the independence of the Board and potential conflicts of interest. The Audit Committee reviews policies with respect to risk assessment and risk management and reviews with the Company’s general counsel, who would also consult with outside counsel as appropriate, any legal matter that could have a significant impact on the Company’s financial statements. The Audit Committee also reviews policies with respect to financial risk and makes recommendations to the Board. The Board’s administration of its risk oversight function has not affected the Board’s leadership structure, which separates the roles of our Chairman of the Board and our Chief Executive Officer.

COMMUNICATIONS WITH DIRECTORS

Stockholders and other interested parties who wish to communicate with any director or committee of our Board may do so using the procedures detailed on our website at www.herontx.com on the Corporate Governance link under the caption “Investors.”

CODE OF ETHICS

We have adopted a Code of Ethics that applies to all of our directors, officers and employees. The Code of Ethics is posted on our website at www.herontx.com on the Corporate Governance link under the caption “Investors.” To the extent permissible under NASDAQ rules, if we make any amendments to the Code of Ethics or grant any waiver, including implicit waiver, from a provision of the Code of Ethics to a director or executive officer we intend to disclose the nature of such amendment or waiver in the manner set forth in the Code of Ethics on our website.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL HOLDERS

The following table sets forth information regarding beneficial ownership of our common stock by: (i) each person known to us to own more than 5% of the outstanding shares of our common stock; (ii) each of our directors; (iii) each of our named executive officers named in the Summary Compensation Table; and (iv) all current directors and executive officers as a group. The number of shares reported in the table below is as of April 15, 2015, except as otherwise noted below, based on filings with the SEC or other information of which we are aware. All share numbers reflect the one-for-twenty reverse stock split that we implemented in January 2014. The information in this table is based solely on statements in filings with the SEC or other reliable information included in the Company’s records. Unless otherwise indicated, the address of each of the named individuals is c/o Heron Therapeutics, Inc., 123 Saginaw Drive, Redwood City, CA 94063. The percentage of ownership is based on 29,630,533 shares of common stock issued and outstanding as of April 15, 2015. Beneficial ownership of shares is determined in accordance with the rules of the SEC and includes voting and investment power with respect to the shares. Shares of common stock subject to outstanding options and warrants and shares of common stock underlying convertible notes that are exercisable or convertible, as the case may be, within 60 days of April 15, 2015 are deemed outstanding for computing the percentage of ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person. Except as otherwise noted, each person or entity has sole voting and investment power with respect to the shares shown. Unless otherwise noted, none of the shares shown as beneficially owned are subject to pledge.

Name	Number of Shares(1)	Percent of Class(1)
Greater than 5% Holders(2)
Tang Capital Partners, LP(3)	4,596,318	15.51%
4747 Executive Drive, Suite 510 San Diego, California 92121

Franklin Resources, Inc.(4)	4,464,938	15.07%
One Franklin Parkway San Mateo, CA 94403

Baker Bros. Advisors LP(5)	2,893,095	9.20%
667 Madison Avenue, 21st Floor New York, NY 10065

Broadfin Capital LLC(6)	2,808,172	9.15%
300 Park Avenue, 25th Floor New York, NY 10017

Savitr Capital, LLC(7)	1,791,604	6.05%
One Market Plaza, Steuart Tower, Ste. 1400 San Francisco, CA 94105

Name		Number of Shares(1)	Percent of Class(1)
Current Directors and Named Executive Officers
Kevin C. Tang(3)	Chairman of the Board	4,983,573	16.78%
Barry D. Quart, Pharm.D.(8)	Chief Executive Officer and Director	308,832	1.03%
Robert H. Rosen(9)	President, Chief Commercial Officer and Director	519,728	1.72%
Stephen R. Davis(10)	Director	106,237	*
Craig A. Johnson(11)	Director	21,496	*
Kimberly J. Manhard(12)	Director	20,656	*
John W. Poyhonen(13)	Director	21,083	*
Brian G. Drazba(14)	Vice President, Finance and Chief Financial Officer	44,776	*
Paul G. Marshall(15)	Senior Vice President, Technical Operations	18,750	*
Current Executive Officers and Directors as a group (9 persons)(16)		6,045,131	19.70%

Former Named Executive Officer
Mark S. Gelder, M.D.(17)	Former Senior Vice President and Chief Medical Officer	1,794	*

*	Less than 1%.
(1)

Derivative securities may have limits on the ability of these holders to exercise or convert these securities into our common stock if, after such exercise or conversion, the holder would beneficially own more than a stated percentage of our outstanding common stock (e.g., 9.99%). Where these limits are applicable as of April 15, 2015 and cannot be modified for a period of 60 days or longer, the shares underlying these convertible securities that are not currently issuable to the holder have been excluded from the beneficial ownership calculations.

(2)

As applicable, the number of shares of common stock listed as owned by a beneficial holder relies on the public filing by such beneficial holder and the number of shares reported as beneficially owned.

(3)

Based on information set forth in a Schedule 13D/A filed with the SEC on June 27, 2014 by Tang Capital Partners, LP, Tang Capital Management, LLC (together, “Tang Capital”) and Kevin Tang reporting beneficial ownership of 4,596,318 shares for Tang Capital and beneficial ownership of 4,968,927 shares for Kevin Tang. The Schedule 13D/A reports that Mr. Tang has sole voting and dispositive power with respect to 372,609 shares, and Mr. Tang and Tang Capital have shared voting and dispositive power with respect to 4,596,318 shares, which includes 937,500 shares held by Tang Holdings. In the case of Mr. Tang, the total shares reported on this table include 63,948 shares underlying stock options exercisable within 60 days of April 15, 2015. Tang Capital retains some of its shares of common stock in a securities margin brokerage account. Beneficial ownership for Tang Capital excludes 1,250,000 shares of common stock that may be acquired upon the exercise of warrants and 5,502,922 shares that are potentially issuable upon conversion of the principal amount of the Company’s Senior Secured Convertible Notes due 2021, including interest paid in kind as of April 1, 2015 (the “Notes”). The warrants and the Notes have a limit on the ability of the holder to exercise or convert, to the extent that the holder would beneficially own greater than 9.99% of the Company’s common stock following such exercise or conversion, provided that the holder has the ability to increase or decrease this limitation on exercise or conversion upon providing the Company with 61 days of prior written notice.

(4)

Based on information set forth in a Schedule 13G/A filed with the SEC on February 4, 2015 by Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisers, Inc. and its affiliates (Franklin Advisers, Inc. Franklin Templeton Portfolio Advisors, Inc., and Fiduciary Trust Company International) reporting beneficial ownership of

4,464,938 shares as of December 31, 2014. The Schedule 13G/A reports that Franklin Advisers, Inc. has sole voting power with respect to 4,341,926 shares and sole dispositive power with respect to 4,382,071 shares, that Franklin Templeton Portfolio Advisors, Inc. has sole voting and dispositive power with respect to 63,367 shares, and that Fiduciary Trust Company International has sole voting and dispositive power with respect to 19,500 shares.

(5)

Based on information set forth in a Schedule 13G/A filed with the SEC on February 17, 2015 by Felix J. Baker, Julian C. Baker, Baker Bros. Advisors LP, and Baker Bros. Advisors (GP) LLC (each, a “Baker Advisor”), reporting beneficial ownership of 2,952,164 shares as of December 31, 2014. Shares deemed beneficially owned by the Baker Advisors are held of record by 667, L.P., Baker Bros. Life Sciences, L.P. and 14159, L.P. (collectively, “Baker Bros”). The Schedule 13G/A reports that each Baker Advisor has sole voting and dispositive power with respect to these 2,952,164 shares which includes 450,000 shares of common stock that may be acquired upon the exercise of warrants and 1,335,369 shares issuable upon the conversion of Notes held by the holder. Since December 31, 2014, the beneficial owner received $16,024.42 and $16,264.48 principal amount of senior secured convertible notes on January 1, 2015 and April 1, 2015, respectively, as interest in kind on the existing notes held by the beneficial owner. The conversion of this additional principal is included in the table above.

(6)

Based on information set forth in a Schedule 13G/A filed with the SEC on February 17, 2015 by Broadfin Capital, LLC, Broadfin Healthcare Master Fund, Ltd. and Kevin Kotler reporting beneficial ownership of 2,808,172 shares as of December 31, 2014. The Schedule 13G/A indicates that each of Broadfin Capital, LLC, Broadfin Healthcare Master Fund, Ltd. and Kevin Kotler have shared voting and dispositive power with respect to these 2,808,172 shares. Beneficial ownership for Broadfin Capital includes 1,066,666 shares of common stock that may be acquired upon the exercise of warrants.

(7)

Based on information set forth in a Schedule 13G/A filed with the SEC on February 12, 2015 by Savitr Capital, LLC, Standard Pacific Capital Holdings, LLC, The Moses Trust, and Andrew R. Midler reporting beneficial ownership of 1,791,604 shares as of January 1, 2015. The Schedule 13G/A indicates that each of Savitr Capital, LLC, Standard Pacific Capital Holdings, LLC and Andrew R. Midler has shared voting and dispositive power with respect to these 1,791,604 shares, and that The Moses Trust has shared voting power and sole dispositive power with respect to 79,238 of these shares.

(8)	Consists of 42,868 shares of common stock and 265,964 shares underlying stock options exercisable within 60 days of April 15, 2015.
(9)	Consists of 2,640 shares of common stock and 517,088 shares underlying stock options exercisable within 60 days of April 15, 2015.
(10)	Consists of 20,076 shares of common stock and 86,161 shares underlying stock options exercisable within 60 days of April 15, 2015.
(11)	Consists of 840 shares of common stock and 20,656 shares underlying stock options exercisable within 60 days of April 15, 2015.
(12)	Consists of 20,656 shares underlying stock options exercisable within 60 days of April 15, 2015.
(13)	Consists of 21,083 shares underlying stock options exercisable within 60 days of April 15, 2015.
(14)	Consists of 818 shares of common stock and 43,958 shares underlying stock options exercisable within 60 days of April 15, 2015.
(15)	Consists of 18,750 shares underlying stock options exercisable within 60 days of April 15, 2015.
(16)	Consists of 4,986,867 shares of common stock and 1,058,264 shares underlying stock options exercisable within 60 days of April 15, 2015.
(17)	Consists of 1,794 shares underlying stock options exercisable within 60 days of April 15, 2015.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

Pursuant to our Code of Ethics, our executive officers, directors and employees must disclose transactions involving actual or apparent conflicts of interest, such as related-party transactions, to the Chairman of the Board. Additionally, the Audit Committee is responsible for review and approval of all related-party transactions in which any officer, director or stockholder has a direct or indirect interest and would be required to be disclosed under Item 404(a) of SEC Regulation S-K, and has written policies and procedures for reviewing, approving, or ratifying any transaction required to be reported under Item 404(a) of SEC Regulation S-K. In reviewing related party transactions, the Audit Committee evaluates any transaction in which a “related person” (as defined in Item 404(a) of SEC Regulation S-K) was or is to be a participant and the amount involved exceeds $120,000, and in which the related person had or will have a direct or indirect material interest. The Audit Committee also will consider whether the proposed terms are at least as favorable to the Company as could be obtained from unaffiliated third parties and will confirm that there is a bona fide business purpose for the transaction.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934 and SEC rules, each person who, at any time during 2014, was a director, executive officer, or beneficial owners of more than 10% of any class of equity security (the “Reporting Persons”) is required to file periodic reports of his or her ownership, and changes in that ownership, with the SEC. Beneficial owners of more than 10% of any class of equity security file their own reports with the SEC. Based solely on our review of copies of these reports and representations of such reporting persons, we believe that during fiscal year 2014, all Reporting Persons satisfied such applicable SEC filing requirements.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The following Compensation Discussion and Analysis describes the material elements of compensation earned in fiscal 2014 by each of the executive officers identified below in the Summary Compensation Table, who are referred to collectively as our “Named Executive Officers.” Our Named Executive Officers with respect to the fiscal year that ended on December 31, 2014 were:

•	Barry D. Quart, Pharm.D., Chief Executive Officer;

•	Brian G. Drazba, Vice President, Finance and Chief Financial Officer;

•	Robert H. Rosen, President and Chief Commercial Officer;

•	Paul G. Marshall, Senior Vice President, Technical Operations; and

•	Mark S. Gelder, M.D., former Senior Vice President and Chief Medical Officer.

These persons constitute our principal executive officer, principal financial officer, and three other most highly compensated executive officers serving during fiscal 2014. Dr. Gelder’s employment with the Company terminated in January 2015. The 2014 compensation discussion provided below includes payments that were made in calendar 2015 where these payments related to performance in calendar 2014.

Compensation Philosophy and Objectives

Our goal is to provide a competitive total compensation package with significant emphasis on pay for performance. Accordingly, we favor equity and discretionary awards over guaranteed cash compensation in order to drive accomplishments that enhance stockholder value and align the interests of our executives and our stockholders. This means that our executives will not realize the total potential value of their compensation package unless performance goals, the significant majority of which are directly tied to our corporate performance, are achieved. The Compensation Committee believes that our executive compensation program is appropriately designed and reasonable in light of the executive compensation programs of our peer group companies and responsible in that it is designed to incentivize our management team to achieve our short-term and long-term corporate objectives while effectively managing business risks and challenges.

Based on the foregoing objectives, executive compensation is based on three primary components — base salary, annual incentive bonuses and equity awards. The Compensation Committee believes that cash compensation in the form of base salary and an annual incentive target bonus provides our executives with short-term rewards for success in operations, and that long-term compensation through equity awards (which to date consists only of stock options) aligns the objectives of management with those of our stockholders with respect to long-term performance and success. In addition, our executives receive benefits that are generally available to all of our employees. Our compensation-setting process includes reviewing the targeted overall compensation for each executive and then allocating that compensation between base salary and incentive compensation (annual performance-based cash bonuses and equity incentive awards), based appropriately on industry and salary survey data for geographically diverse public companies of a similar size, market cap and at a similar clinical development stage.

Risk Management and Mitigation

In reviewing the compensation structure in fiscal 2014, the Compensation Committee also considered whether the Company’s compensation policies could affect the Company’s risk profile and whether compensation policies and practices could potentially encourage risk-taking by employees. More specifically, thought was given to the general design philosophy of the Company’s policies for employees whose conduct would be most affected by incentives established by compensation policies. In considering these issues, the Compensation Committee did not find that compensation policies and policies generally raised undue risks for the Company or potentially could encourage excessive risk-taking behavior on the part of Named Executive Officers.

With respect to bonus awards for our executive officers, the amount of an individual’s award depends principally on overall Company performance, which reduces the incentive for an individual to take undue individual risks in an effort to increase the amount of his or her bonus award for a particular year. The Company’s performance goals are reviewed annually by the Compensation Committee at the beginning of each fiscal year and are considered to be generally of the nature that would not encourage or reward excessive risk taking. Additionally, the Compensation Committee monitors Company performance throughout the year and has the opportunity to intercede in the event actions by the Company vis-à-vis Company performance goal attainment would potentially incur undue risk.

With respect to equity awards, these awards typically vest and become exercisable over a period of four years, consisting of an initial one-year cliff-vest for new employees, followed by monthly vesting. We believe that long-term value creation, contrasted with short-term gain, presents the best opportunity for employees to profit from these awards. In circumstances where performance-based equity awards have been granted, the events that trigger vesting are generally estimated to be achieved at least one year from the grant date, although shorter performance goals have been used in some cases. The Company has not historically used claw-back provisions or imposed holding periods for vested awards, although the Compensation Committee may consider whether such mechanisms might be appropriate in the future to mitigate risk.

Roles in Determining Compensation

Compensation Committee

For 2014, the Compensation Committee had the responsibility of reviewing the appropriateness of the total compensation paid to our executive officers, including the Named Executive Officers. The Compensation Committee engaged in this evaluation while also considering whether the compensation program was achieving its objectives consistent with our compensation philosophy. The Compensation Committee oversaw and approved all compensation arrangements and actions for our executive officers and other key employees in 2014, including the Named Executive Officers. While the Compensation Committee drew on a number of resources, including input from the Chief Executive Officer, to make decisions regarding the Company’s executive compensation program, ultimate decision-making authority rested with the Compensation Committee. The members of the

Compensation Committee relied upon their judgment in making compensation decisions, after reviewing the performance of the Company and evaluating an executive’s performance and overall contributions during the year against established goals, operational performance and business responsibilities.

Compensation Consultant

In 2014, the Compensation Committee engaged the services of Barney & Barney, LLC (“B&B”), an independent insurance firm that provides compensation consulting services. The directive for B&B was to assist the Compensation Committee in its review of executive and director compensation practices, including the competitiveness of pay levels, executive compensation design, and review and analysis of competitive data with respect to the Company’s peers in the industry. The Compensation Committee has the final authority to engage and terminate services for consultants it may engage. The decision to engage B&B was not made, or recommended, by the Company’s management, and B&B did not provide any services to the Company outside of its services to the Compensation Committee. The Compensation Committee, after a review of the factors set forth in Section 10C-1of the Securities Exchange Act of 1934, has determined that the work performed by B&B did not present any conflicts of interest. In early 2015, the Compensation Committee decided to engage the services of Compensia, Inc. (“Compensia”) as its independent compensation advisory firm going forward, due, in part, to Compensia’s focus on executive compensation, extensive experience with biotechnology companies, and greater depth and knowledge of the industry.

Chief Executive Officer

In 2014, the Chief Executive Officer attended Compensation Committee meetings at which executive compensation (other than the Chief Executive Officer’s compensation) was discussed, and worked with the Compensation Committee to develop compensation recommendations for the executive officers (apart from the Company’s Chief Executive Officer, and the Company’s President and Chief Commercial Officer), based upon individual experience and breadth of knowledge, internal considerations, individual performance during the relevant year and other factors deemed relevant by the Compensation Committee. The Chief Executive Officer’s input was one of the factors considered by the Compensation Committee in determining overall compensation for the other Named Executive Officers (apart from our President and Chief Commercial Officer) and other key employees. The Compensation Committee worked with B&B to determine compensation recommendations for the Chief Executive Officer and also for our President and Chief Commercial Officer. For discussions regarding compensation for our Chief Executive Officer and our President and Chief Commercial Officer, the Compensation Committee goes into executive session.

Base Salary

Executive base salaries are based on job responsibilities, accountability, and the experience of the individual. For 2014, the Compensation Committee sought to implement a policy of targeting base salaries for executives, including the Chief Executive Officer and the President and Chief Commercial Officer, at or near the 50th percentile of salaries of executives with similar roles at similar organizations, based on broad comparative data. In its assessment of executive compensation levels, B&B provided information that indicated that, using the Company’s identified peer group, executive cash compensation was potentially higher than the 50th percentile. However, upon review of broader industry and market data for life sciences companies, the Compensation Committee determined that overall cash compensation for the Named Executive Officers did appear to be generally aligned with this philosophical goal, with consideration made for recommended adjustments upward or downward in the future.

During its review of base salaries for executives, the Compensation Committee primarily considered:

•	market data provided by publicly available industry surveys and B&B to ensure competitive compensation;

•	compensation data for geographically diverse companies of a similar size, range of market cap and at a similar clinical development stage;

•	individual performance of the executive for the prior year, including achievements and overall contribution to the Company’s growth and business success; and

•	internal review of the executive’s overall compensation relative to other executives at a similar level.

The Compensation Committee considers these factors in the aggregate, without assigning weight to any specific factor, and not every factor was considered for each executive officer.

Salary levels are typically considered annually as part of our performance review process as well as upon promotion or other change in job responsibilities. Merit increases are awarded based on the Compensation Committee’s subjective overall review of an executive’s performance of his or her job responsibilities. In addition, base salaries are reviewed annually to assure comparability with market practices. Market adjustments generally are reserved for those whose base salaries are substantially below market. In the evaluation of performance during 2014, in December 2014 the Compensation Committee approved increases of 2% for Dr. Quart, Messrs. Rosen and Marshall and Dr. Gelder; and 9% for Mr. Drazba, which were effective commencing with the first pay period in 2015. Mr. Drazba received an increased adjustment beyond the standard 2% as a market adjustment, and also due to his efforts and achievements in 2014 in strengthening the Company’s financial reporting function and administrative operations.

Annual Incentive Bonus

Annual performance-based cash bonuses for the Named Executive Officers are determined based upon corporate performance and also individual achievements and performance as warranted. The Compensation Committee, consistent with the overall corporate philosophy of keeping cash compensation for executives at or near the 50th percentile when compared to executives with similar roles at similar organizations, reviewed the target bonus potential payouts for the Named Executive Officers together with other generally available market comparative data. The target bonus is set at an incentive level based on the executive’s accountability and potential impact on the Company’s performance. Accordingly, the more control and accountability that an executive has over the Company’s performance, the greater the percentage of that executive’s total compensation is dependent on annual performance-based cash bonus awards. The targeted bonus payouts for 2014 set at the beginning of the year were as follows: up to 55% of base salary for Dr. Quart and Mr. Rosen, up to 40% of base salary for Mr. Marshall, and up to 30% of base salary for Mr. Drazba. Prior to his departure, Dr. Gelder’s target was 40% of his base salary. In determining the annual performance-based cash bonus opportunity for executives, the executive’s annual base salary is multiplied by his target bonus percentage. The resulting amount is then multiplied by the corporate performance percentage approved by the Compensation Committee, which is dependent on the achievement of corporate performance goals, and also potentially adjusted upwards or downwards for individual executives based on their individual contribution toward the corporate results during the relevant year. For Dr. Quart and Mr. Rosen in 2014, 100% of their annual incentive cash bonus was based on the Compensation Committee’s review of corporate achievement, for Mr. Marshall in 2014, the incentive cash bonus was based on the corporate achievement percentage and the Compensation Committee’s consideration of and evaluation of individual factors and the contribution made by Mr. Marshall, and for Mr. Drazba, in 2014, 75% of his annual incentive cash bonus was based on the Compensation Committee’s review of corporate achievement, and 25% was based on the Compensation Committee’s subjective evaluation of his individual performance with input from the Chief Executive Officer. Prior to his departure, 100% of Dr. Gelder’s annual incentive cash bonus was based on the Compensation Committee’s review of corporate achievement. Performance-based cash bonus payouts made to Named Executive Officers in January 2015 for performance in 2014 are shown in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

For annual performance-based cash bonuses for our executive officers, a minimum overall goal achievement of greater than or equal to 50% is required for an executive officer to earn any performance-based cash bonus. The target bonus can be earned if a goal achievement of 100% is obtained; for extraordinary performance in corporate goal achievement, up to 150% of the target bonus for that goal could be awarded. Accordingly for each executive in 2014, there was the potential to receive up to 150% of his overall bonus target. The Compensation Committee retains broad discretion to modify our target goals at any time, including the methodology for calculating the specific bonus amounts. The Compensation Committee may also, in its sole discretion, determine to either increase annual incentive bonus payouts for extraordinary achievement or to reduce payout if economic and business conditions warrant.

Our corporate goals are collectively designed to emphasize success with respect to our diverse business efforts, and encourage our executives to support each goal as a multi-disciplinary function. For 2014, our corporate goals were a combination of goals emphasizing the following: (1) completion of certain pre-commercialization efforts with respect to SUSTOL, our lead product candidate, and completion of the ongoing clinical study in highly emetogenic chemotherapy regimens; (2) progress of certain research and development activities focusing on our product pipeline, including our pain management program and CINV-related product development efforts; (3) financing goals, including adhering to an on-target budget; and (4) strategic development goals focused on possible business expansion opportunities. These were weighted as follows: pre-commercial support activities and research and development goals, totaling 70%, and finance and corporate development goals, totaling 30%. Although these goals were assigned weights, the Compensation Committee’s analysis was subjective and the goals were considered in the aggregate, without a formulaic evaluation. After review and discussion, the Compensation Committee determined that the factors were achieved at the following levels:

Corporate Goals	Weight	Achievement
Pre-commercial support activities • Create launch readiness plans • Improve cost controls	70%	Assessment –100%

Research and development goals

•     SUSTOL-related goals

–  Completion of clinical study reports for SUSTOL-related products

–  Progress of commercial validation for SUSTOL-related products

–  File new drug application and receive SUSTOL approval*

		Assessment – 50%
• Pipeline activities: Progress of studies relating to the Company’s pain management program and CINV-related product development		Assessment – 60%
Financing goals • Secure equity financing • Keep controllable cash spend level	30%	Assessment –100%
Strategic development goals: Pursue strategic transactions to advance the Company’s corporate development		Assessment – 40%

*	Submission later delayed per Board decision

In the aggregate, the Compensation Committee determined that overall, the corporate bonus objectives had been achieved at a level of 85%.

Cash bonus incentives for the Named Executive Officers for 2014 were accordingly approved to correspond with the Compensation Committee’s determination that the management team had achieved 85% of the weighted corporate goals. The Compensation Committee then gave consideration to each individual executive officer’s participation and contribution in achieving those corporate goals, and made decisions relative to bonuses in accordance with that evaluation with adjustments upwards or downwards as deemed appropriate.

Equity Compensation

The executive equity incentive compensation program is designed to promote high performance and achievement of corporate goals by employees on a long-term basis, encourage the growth of stockholder value and allow employees to participate in the long-term success of the Company. As of April 1, 2015, the Company had approximately 62 employees (including the Named Executive Officers) and five non-employee directors who are eligible to receive equity awards. Under the 2007 Equity Incentive Plan, the Board (or a committee thereof, including the Compensation Committee) may grant stock options, shares of stock, restricted stock units, stock appreciation rights and performance awards. In granting these awards, the Board (or a committee thereof, including the Compensation Committee) may establish any conditions or restrictions it deems appropriate.

To date our Company has granted equity to our executive officers and other employees in the form of stock options, including incentive stock options and non-qualified stock options. By using stock options, these awards will provide compensation only to the extent that the Company’s stock price appreciates over that time. By using stock options, the Compensation Committee has provided the management team with a significant equity stake in the business, which we believe aligns the long-term interests of the management team with our stockholders. Because a financial gain from stock options is only possible if the price of the Company’s common stock has increased, the Company believes that option grants motivate our executives and other employees to deliver superior performance and focus on behaviors and initiatives that lead to long term value creation, which benefits all of the Company’s stockholders. The Company typically grants time-based vesting options, but has also granted performance-based options to each of our Chief Executive Officer and our President and Chief Commercial Officer, and also certain other executives upon occasion.

Stock option award levels are based on option grant guidelines approved by the Board or the Compensation Committee and vary among employees based on their level within the Company and their individual performance. Annual awards of stock options to executives are made as part of the annual review of executive performance, which typically occurs around year-end. Newly hired or promoted executives receive their award of stock options on their date of hire/promotion or at the next regularly scheduled Compensation Committee or Board meeting following their hire or promotion date. For fiscal 2014, the Compensation Committee targeted stock option award levels for executives, including the Chief Executive Officer and the President and Chief Commercial Officer, at or near the 75th percentile of long-term incentive awards of executives with similar roles at similar organizations, based on broad comparative data. The Compensation Committee, in line with the Company’s philosophy to encourage long-term value creation, elected to emphasize the equity portion of each executive’s overall total compensation. The grant of options by the Company is unrelated to any anticipated major announcements made by the Company and is thus not influenced by any material, non-public information that may exist at the time of grant.

In December 2014, annual equity awards were granted to each of our Named Executive Officers after consideration of the performance and achievements by each executive during 2014, and the future anticipated contributions. These awards vest ratably each month over a four-year period. In determining the appropriate value of each of these awards, the Compensation Committee utilized the market analysis and comparative data for the peer group identified by B&B, discussed below. With respect to each individual, the peer group data was used to help set the appropriate value of the grant utilizing the Black-Scholes option pricing model, and for some positions, broader survey data for our industry was used to supplement the peer data.

Executive	Principal Position	Stock Option Award	Grant Date Fair Value
Barry D. Quart, Pharm.D.	Chief Executive Officer	300,000	$2,087,160
Brian G. Drazba	Vice President, Finance and Chief Financial Officer	35,000	$243,502
Robert H. Rosen	President and Chief Commercial Officer	300,000	$2,087,160
Paul G. Marshall	Senior Vice President, Technical Operations	45,000	$313,074
Mark S. Gelder, M.D.	Former Senior Vice President, Chief Medical Officer	45,000	$313,074

In addition to the annual grants made in December of 2014, the Company made equity grants to eligible employees in January 2014, which were incentives based on calendar 2013 performance. Each of our Named Executive Officers (other than Messrs. Drazba and Marshall, who were new hires in October 2013 and November 2013, respectively), received option grants in January 2014 outside of our 2007 Plan. At the time, prior to the increase in the option plan reserve approved by the stockholders at the 2014 Annual Meeting, the Company believed it might have insufficient shares to make annual grants to its executive officers under the 2007 Plan while ensuring an adequate number of shares for new hires and annual grants to existing employees during the anticipated pre-commercialization business growth. These grants were made prior to the relisting of the Company’s common stock with The Nasdaq Stock Market. Each of these grants was made with the same terms and conditions as grants under the 2007 Plan. The amount of the awards for each position were determined using broadly available market survey data for the life sciences industry, and in accordance with the Company’s philosophy of targeting the 75th percentile for equity awards. The award amounts and grant date fair value for the awards were as follows:

Executive	Principal Position	Stock Option Award	Grant Date Fair Value
Barry D. Quart, Pharm.D.	Chief Executive Officer	136,666	$995,748
Robert H. Rosen	President and Chief Commercial Officer	170,000	$1,238,620
Mark S. Gelder, M.D.	Former Senior Vice President, Chief Medical Officer	80,000	$582,880

From time to time, we may make specific performance-based equity grants to certain of our executive officers which are designed to incentivize our officers to achieve certain extraordinary goals. In March 2014, we made performance-based option grants to certain individuals, including Dr. Gelder, our former Senior Vice President and Chief Medical Officer. Dr. Gelder

received a grant of 100,000 options, with a grant date fair value of $1,228,910. In order for these options to vest, the Company was required to complete enrollment and delivery of final case form reports for its then-ongoing Phase 3 clinical study in highly emetogenic chemotherapy by a specified date in 2014. The performance goal was not met, and accordingly these grants never vested and were cancelled. Following his departure in January of 2015, Dr. Gelder had three months to exercise vested options.

Employee Benefit Program

The Named Executive Officers are eligible to participate in all of the Company’s health, welfare, paid time-off, retirement savings, and employee stock purchase benefit programs on the same terms as are available to other employees. These benefit programs are designed to enable the Company to attract and retain its workforce in a competitive marketplace. Health, welfare and paid time-off benefits ensure that the Company has a productive and focused workforce through reliable and competitive health and other benefits. The retirement savings plan helps employees save and prepare financially for retirement. The Company’s ESPP provides employees with an opportunity for increased equity ownership in the Company.

The Company’s retirement savings plan (“401(k) Plan”) is a tax-qualified retirement savings plan, pursuant to which all employees, including the Named Executive Officers, are able to contribute the lesser of 50% of their annual compensation (as defined) or the limit prescribed by the Internal Revenue Service to the 401(k) Plan on a before-tax basis. The Company matches employee contributions to the 401(k) Plan equal to 50% of each participant’s contribution during the plan year, up to a maximum amount equal to the lesser of: (a) 3% of each participant’s annual compensation; and (b) $7,800, $7,650, and $7,500 in 2014, 2013 and 2012, respectively.

The Company’s ESPP allows employees, including the Named Executive Officers, to voluntarily purchase common stock under the ESPP twice per calendar year (up to but not exceeding 10% of each employee’s base salary, or hourly compensation, and any cash bonus paid, subject to certain limitations) over the six month offering period at 85% of the fair market value of the common stock at specified dates.

Employment and Separation Arrangements

We have entered into employment agreements and retention agreements with each Named Executive Officer, the terms of which contain certain termination and change in control benefits. Our Board approved these termination and change in control benefits in order to maintain market-competitive compensation practices and to mitigate some of the risk that exists for executives working in a biopharmaceutical company at our current stage of development and where the possibility exists that we may be acquired if our business efforts succeed. These arrangements are intended to retain highly-skilled executives who have, or who may seek, alternatives that may appear to them to be less risky in terms of the potential loss of their position following a merger or sale, particularly where the services of these executive officers may not be required by the acquirer.

Effective in April 2015, the Compensation Committee approved a new policy applied to executive employment agreements to provide for the double-trigger vesting of 100% of outstanding unvested equity awards in the event of a qualified termination of the executive within three months prior to or 18 months following the occurrence of a change in control, for executives other than the Chief Executive Officer and the President and Chief Commercial Officer. For Dr. Quart and Mr. Rosen, the approved amendments to their executive employment agreements provide for immediate vesting upon the close of a change in control transaction, as defined in the agreements, of 50% of outstanding and unvested time-based equity awards and 100% of any outstanding and unvested performance-based equity awards. The remaining 50% of time-based equity awards will vest upon the earlier of (i) the executive’s qualifying involuntary termination of employment or (ii) six months following the completion of the change in control subject to the executive’s continued employment through such date. If Dr. Quart or Mr. Rosen voluntarily leaves employment with the Company prior to the date six months following the closing of the change in control, he will forfeit the remaining outstanding and unvested time-based awards.

A summary of the terms of each of the arrangements we have with any Named Executive Officer who is currently employed by the Company and the potential value of payments upon termination or change in control is provided in this proxy under the headings “Employment Arrangements” and “Payments Upon Termination or Change in Control.”

Competitive Market Review

In 2014, the Compensation Committee retained B&B to assist the committee in identifying a selected peer group of companies within the biotechnology/biopharmaceutical industry and with similar identified characteristics to our Company to be used to assess compensation levels for the top senior management positions. B&B was involved with the process of selecting an appropriate peer group for our Company and in collecting and analyzing compensation data of the companies within our peer group. In addition, for some positions, we reviewed other broader market surveys within our industry. While we do not establish compensation levels based solely on comparative data, pay practices at other companies are an important factor that is considered in assessing the reasonableness of compensation and ensuring that our compensation practices are competitive in the marketplace. In compiling the peer group for 2014, the factors that were identified as providing well-defined comparatives to the Company were market capitalization ($250 million to $600 million), current stage of clinical development or business activity (product(s) in Phase 3 studies, and/or close to potential commercialization) and number of employees (< 200). While the Compensation Committee reviewed compensation data pertaining to these companies, it determined that elements such as the Company’s diversity of clinical development activities and the level of executive experience should be significant factors in assessing compensation levels, and certain factors such as number of employees or market capitalization might allow for easy categorization, but were not necessarily the most significant factors in determining the relative need by the Company to recruit highly skilled executives. The 23 companies in the peer group identified by B&B for 2014 are listed below.

AcelRx Pharmaceuticals	Galena Biopharma
Array BioPharma	Hyperion Therapeutics
BioDelivery Sciences	Immunomedics
bluebird bio	Merrimack Pharmaceuticals
Cempra	Omeros Pharmaceuticals
ChemoCentryx	Progenics Pharmaceuticals
Chimerix	Repros Therapeutics
CytRx	Sunesis Pharmaceuticals
Durata Therapeutics	Synta Pharmaceuticals
Dynavax Technologies	Tetraphase Pharmaceuticals
Endocyte	Threshold Pharmaceuticals
Ziopharm Oncology

Tax Considerations

Deductibility of Executive Compensation. In making compensation decisions affecting our executive officers, the Board has considered our ability to deduct under applicable federal corporate income tax law compensation payments made to executives. Specifically, the Board considered the requirements and impact of Section 162(m) of the Internal Revenue Code (the “Code”), which limits the tax deductibility to us of compensation in excess of $1.0 million in any year for certain executive officers, except for qualified “performance-based compensation” under the Section 162(m) rules. Although the Board may consider the Section 162(m) rules as a factor in determining compensation, these considerations will not necessarily limit compensation to amounts deductible under Section 162(m).

Minimum Stock Ownership Requirements

There are no minimum stock ownership guidelines for our executives or employees, although senior members of our management team are encouraged and expected to have a significant direct interest in the value of our common stock through the receipt of equity awards, and/or open market purchases as the case may be. We strive to design our compensation program to stress long-term ownership in Company equity as the means of best aligning the interests of our executives with those of our stockholders.

Compensation Committee Report

The Board has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on this review and discussion, the Board recommended that the foregoing Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation

Committee

John W. Poyhonen, Chairman

Kimberly J. Manhard

Kevin C. Tang

Summary Compensation Table

The following tables and descriptive materials set forth information concerning compensation earned for services rendered to us by our Named Executive Officers during fiscal 2014, 2013 and 2012.

Name and Principal Position	Year	Salary	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation	Total
Current Executive Officers:
Barry D. Quart, Pharm.D.(3)	2014	$540,750	$3,082,908	$252,801	$7,800	$3,884,259
Chief Executive Officer	2013	$349,327	$7,625,250	$240,637	$41,000	$8,256,214
	2012	$—	$2,461,500	$—	$15,000	$2,476,500

Brian G. Drazba(4)	2014	$285,000	$243,502	$79,088	$—	$607,590
Vice President, Finance	2013	$52,615	$866,800	$14,250	$—	$933,665
and Chief Financial Officer	2012	$—	$—	$—	$—	$—

Robert H. Rosen(5)	2014	$540,750	$3,325,780	$252,801	$—	$4,119,331
President and Chief Commercial	2013	$453,785	$7,872,000	$317,188	$—	$8,642,973
Officer	2012	$65,577	$5,733,800	$15,100	$5,000	$5,819,477

Paul G. Marshall(6)	2014	$395,000	$313,074	$100,725	$7,800	$816,599
Senior Vice President, Technical	2013	$62,288	$2,280,180	$26,333	$—	$2,368,801
Operations	2012	$—	$—	$—	$—	$—

Former Executive Officer:

Mark S. Gelder, M.D.(7)	2014	$412,000	$2,124,864	$105,060	$7,800	$2,649,724
Former Senior Vice President and	2013	$361,539	$730,975	$162,500	$7,650	$1,262,664
Chief Medical Officer	2012	$26,923	$1,697,600	$—	$40,000	$1,764,523

(1)

This column represents the aggregate grant date fair value, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 718 for stock options and awards granted to the Named Executive Officers in 2014, 2013 and 2012. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The assumptions used in calculating the fair value of the stock options and awards can be found under Note 7 to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2014. For additional information on stock options awarded to the Named Executive Officers in 2014 and in prior years, see below under “Outstanding Equity Awards at Fiscal Year-End.” These amounts reflect the grant date fair value for these stock options and awards and do not necessarily correspond to the actual value that will be realized by the Named Executive Officers.

(2)	The amounts listed for the named individuals represent cash awards earned for the year under the Company’s bonus program.
(3)

Dr. Quart was appointed Chief Executive Officer in May 2013. Pursuant to his employment agreement, his annual base salary for 2013 was $525,000. The grant-date fair value of the equity awards granted in 2014, as reflected under “Option Awards,” represents an annual grant for 2013 services awarded in January 2014 and also a grant for 2014 services awarded in December 2014. The grant-date fair value of the equity award in 2013, as reflected under “Option Awards,”

represents a new-hire grant that was made as an inducement to cause Dr. Quart to join the Company as an employee. Equity awards granted in 2012 and reflected under “Option Awards” were for service as a director, and ceased vesting in May 2013 when Dr. Quart became an employee. “All Other Compensation” listed for 2014 includes matching contributions to our 401(k) Plan. “All Other Compensation” listed for 2013 and 2012 consists of compensation for services as a director, which was $35,000 and $15,000, respectively, for fees earned prior to assuming an officer role in the Company. “All Other Compensation” for 2013 also includes $6,000 of matching contributions to our 401(k) Plan.

(4)

Mr. Drazba was appointed Vice President, Finance and Chief Financial Officer in October 2013. Pursuant to his offer letter, his annual base salary for 2013 was $285,000. In October 2013, Mr. Drazba received his new hire grant of 100,000 options, and given his new hire status, did not receive an annual grant in January 2014. In December 2014, Mr. Drazba received an annual grant relative to the 2014 calendar year.

(5)

Mr. Rosen was appointed Senior Vice President and Chief Commercial Officer in October 2012 and President in May 2013. Pursuant to his employment agreement, his annual base salary for 2012 was $525,000. The grant-date fair value of the equity awards granted in 2014, as reflected under “Option Awards,” represents an annual grant for 2013 services awarded in January 2014 and a grant for 2014 services awarded in December 2014. The grant-date fair value of the equity award in 2013, as reflected under “Option Awards,” represents the annual grant made in February 2013, which ceased vesting in May 2013 when Mr. Rosen transitioned to his role as President, and a grant made in May 2013 in connection with his appointment to President. Equity awards granted in 2012 reflected under “Option Awards” includes awards for service as a director and employee, both of which ceased vesting in May 2013. “All Other Compensation” listed for 2012 consists of compensation for services as a director, which was $5,000 for fees earned prior to assuming an officer role in the Company.

(6)

Mr. Marshall was appointed Senior Vice President, Technical Operations in November 2013. Pursuant to his offer letter, his annual base salary was $395,000. In November 2013, Mr. Marshall received his new hire grant of 300,000 options, and given his new hire status, did not receive an annual grant in January 2014. In December 2014, Mr. Marshall received an annual grant relative to the 2014 calendar year. “All Other Compensation” listed for 2014 consists of matching contributions to our 401(k) plan.

(7)

Dr. Gelder was appointed Senior Vice President and Chief Medical Officer in December 2012. Pursuant to his offer letter, his annual base salary for 2012 was $350,000. The grant-date fair value of the equity awards granted in 2014, as reflected under “Option Awards,” represents an annual grant for 2013 services awarded in January 2014, a performance grant awarded in March 2014, which expired without vesting, and a grant for 2014 services awarded in December 2014. “All Other Compensation” for 2014 and 2013 includes matching contributions to our 401(k) Plan. “All Other Compensation” listed for 2012 consists of a $40,000 signing bonus. Dr. Gelder resigned as our Senior Vice President and Chief Medical Officer in January 2015.

Grants of Plan-Based Awards Table

The following table sets forth certain information regarding grants of plan-based awards to the Named Executive Officers during fiscal year 2014.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plans(1)		Option Awards: Number of Securities Underlying Options Granted		Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2)
Current Executive Officers		Target	Maximum
Barry D. Quart, Pharm.D.		$297,413	$446,119
	1/3/2014			136,666	(3)	$9.00	$995,748
	12/12/2014			300,000	(4)	$9.05	$2,087,160
Brian G. Drazba		$85,500	$128,250
	12/12/2014			35,000	(4)	$9.05	$243,502
Robert H. Rosen		$297,413	$446,119
	1/3/2014			170,000	(3)	$9.00	$1,238,620
	12/12/2014			300,000	(4)	$9.05	$2,087,160
Paul G. Marshall		$158,000	$237,000
	12/12/2014			45,000	(4)	$9.05	$313,074

Former Executive Officer
Mark S. Gelder, M.D.		$164,800	$247,200
	1/3/2014			80,000	(3)	$9.00	$582,880
	03/18/2014			100,000	(5)	$15.18	$1,228,910
	12/12/2014			45,000	(4)	$9.05	$313,074

(1)

This column reflects the target and maximum amounts payable under the annual cash bonus plan. A minimum overall goal achievement of greater than or equal to 50% is required for the Compensation Committee to determine that any amount is payable. The target bonus can be earned if a goal achievement of 100% is obtained; for extraordinary performance in corporate goal achievement, up to 150% of the target bonus for that goal could be awarded. Accordingly for each executive in 2014, there was the potential to receive up to 150% of his overall bonus target. The Compensation Committee determined that the corporate goal achievement was 85% for fiscal year 2014.

(2)

This column reflects the aggregate grant date fair value of equity awards granted in 2014 and calculated in accordance with FASB ASC 718, excluding the effect of estimated forfeitures. The assumptions used in calculating the fair value of the stock options and awards can be found under Note 7 to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2014.

(3)	Options vest monthly over a four-year period and were granted outside of the 2007 Plan.
(4)	Options were granted under the 2007 Plan and vest monthly over a four-year period.
(5)	Option vesting was based on the achievement of a certain performance condition. The performance condition was not achieved and the option was cancelled in August 2014.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information regarding outstanding equity awards held by our Named Executive Officers at December 31, 2014:

	Option Awards
	Number of Securities Underlying Unexercised Options			Option Exercise Price ($)	Option Grant Date	Option Expiration Date
Name	Exercisable (#)	Unexercisable (#)
Current Executive Officers
Barry D. Quart, Pharm.D.	37,091	—		$12.60	6/18/2012	6/18/2022
	72,657	902,343	(1)	$7.20	5/1/2013	5/1/2023
	31,319	105,347	(2)	$9.00	1/3/2014	1/3/2024
	—	300,000	(2)	$9.05	12/12/2014	12/12/2024
Brian G. Drazba	29,167	70,833	(3)	$9.20	10/29/2013	10/29/2023
	—	35,000	(2)	$9.05	12/12/2014	12/12/2024
Robert H. Rosen	31,392	—		$13.20	7/30/2012	7/30/2022
	94,036	—		$12.40	10/15/2012	10/15/2022
	982	—		$15.00	2/8/2013	2/8/2023
	222,657	902,343	(1)	$7.20	5/1/2013	5/1/2023
	38,958	131,042	(2)	$9.00	1/3/2014	1/3/2024
	—	300,000	(2)	$9.05	12/12/2014	12/12/2024
Paul G. Marshall	56,875	243,125	(4)	$9.40	11/01/2013	11/01/2023
	—	45,000	(2)	$9.05	12/12/2014	12/12/2024

Former Executive Officer
Mark S. Gelder, M.D.	100,000	100,000	(3)	$10.60	12/3/2012	12/3/2022
	1,716	2,033	(2)	$15.00	2/8/2013	2/8/2023
	39,583	60,417	(2)	$7.20	5/1/2013	5/1/2023
	18,333	61,667	(2)	$9.00	1/3/2014	1/3/2024
	—	45,000	(2)	$9.05	12/12/2014	12/12/2024

(1)

Options vest (a) with respect to 339,843 shares on a monthly basis until May 1, 2017 and (b) with respect to 187,500 shares upon approval of APF530, our lead product candidate or another candidate using our proprietary Biochronomer® technology, and 375,000 shares vesting on the achievement of certain revenue related milestones.

(2)	Options vest monthly over a four-year period.
(3)

Options with respect to new hire awards vest with respect to 25% on the first anniversary of the first day of employment, and then with respect to the remaining shares on a monthly basis over the next three years so that the award is fully vested on the fourth anniversary of the first day of employment.

(4)

Options vest (a) with respect to 153,125 shares on a monthly basis until November 1, 2017 and (b) with respect to 90,000 shares upon approval of APF530, our lead product candidate, or another candidate using our proprietary Biochronomer® technology.

Option Exercises Table

Option Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise
Current Executive Officers
Barry D. Quart, Pharm.D.	—	—
Brian G. Drazba	—	—
Robert H. Rosen	—	—
Paul G. Marshall	—	—

Former Executive Officer
Mark S. Gelder, M.D.	—	—

During 2014, none of our Named Executive Officers exercised stock options.

Non-qualified Defined Contribution and Other Non-qualified Deferred Compensation Plans

We do not maintain a defined benefit pension plan or a nonqualified deferred compensation plan.

Potential Payments Upon Termination or Change In Control

Employment Arrangements

Below are descriptions of the material terms of the employment arrangements entered into with our Named Executive Officers.

Barry D. Quart, Pharm.D.

In connection with his appointment as Chief Executive Officer, the Company entered into an executive employment agreement with Barry D. Quart, Pharm.D. on May 1, 2013 (the “Quart Agreement”). The Quart Agreement provides Dr. Quart with a base salary of $525,000 annually, which has since been raised to $540,750 annually for 2014 and, effective with the first pay period in 2015, to $551,565 annually, and an annual target bonus in an amount equal to 55% of his base salary.

Additionally, the Quart Agreement provides that if Dr. Quart’s employment is terminated by the Company without “Cause,” or by Dr. Quart for “Good Reason” (each as defined in the Quart Agreement), then he shall be entitled to receive: (i) a lump-sum payment equal to the sum of his annual base salary then in effect and his target performance bonus then in effect, less required deductions and withholdings; and (ii) accelerated time-based vesting of shares subject to all stock awards issued by the Company, for the number of shares that would have vested accordingly had he continued employment with the Company for a period of twelve months after termination (which includes partial accelerated vesting of awards subject to time-vesting, but does not include awards that remain subject to performance criteria as of the date of termination). The Company also agreed to reimburse for or continue to pay for health care benefits during the 24 months after the date of termination, or such date when he is no longer eligible for such benefits under applicable law. Per the agreement, in the event Dr. Quart’s employment was terminated by the Company without Cause, or if he resigned for Good Reason within three months before, or within twelve months following, a Change in Control (as defined) of the Company, then, in lieu of the above benefits, Dr. Quart would have been entitled to receive: (i) a lump sum payment equal to 150% of his annual base salary then in effect, less required deductions and withholdings; and (ii) the greater of his target performance bonus then in effect, less required deductions and withholdings, or his performance bonus paid in the year preceding the year in which termination occurs, less required deductions and withholdings. The Company also agreed to reimburse for or continue to pay for health care benefits during the 24 months after the date of termination, or such date when he is no longer eligible for such benefits under applicable law. See also the section below titled “Amendments to Dr. Quart’s and Mr. Rosen’s Employment Agreements in 2015.”

Robert H. Rosen

In connection with his appointment as President, the Company entered into an executive employment agreement with Robert H. Rosen on May 1, 2013 (the “Rosen Agreement”), which superseded the offer letter entered into with Mr. Rosen in 2012 when he became our Senior Vice President and Chief Commercial Officer. The Rosen Agreement provides Mr. Rosen with a base salary of $525,000 annually, which has since been increased to $540,750 annually for 2014 and, effective with the first pay period in 2015, to $551,565 annually, and an annual target bonus in an amount equal to 55% of his base salary.

Additionally, the Rosen Agreement provides that if Mr. Rosen’s employment is terminated by the Company without “Cause” (as defined), or by Mr. Rosen for “Good Reason” (as defined), then he shall be entitled to receive: (i) a lump-sum payment equal to the sum of his annual base salary then in effect and his target performance bonus then in effect, less required deductions and withholdings; and (ii) accelerated time-based vesting of shares subject to all stock awards issued by the Company, for the number of shares that would have vested accordingly had he continued employment with the Company for a period of twelve months after termination (which includes partial accelerated vesting of awards subject to time-vesting, but does not include awards that remain subject to performance criteria as of the date of termination). The Company also agreed to reimburse for or continue to pay for health care benefits during the 24 months after the date of termination, or such date when he is no longer eligible for such benefits under applicable law. Per the agreement, in the event Mr. Rosen’s employment was terminated by the Company without Cause, or if he resigned for Good Reason within three months before, or within twelve months following, a Change in Control (as defined) of the Company, then, in lieu of the above benefits, Mr. Rosen would have been entitled to receive: (i) a lump sum payment equal to 150% of his annual base salary then in effect, less required deductions and withholdings; and (ii) the greater of his target performance bonus then in effect, less required deductions and withholdings, or his performance bonus paid in the year preceding the year in which termination occurs, less required deductions and withholdings. The Company also agreed to reimburse for or continue to pay for health care benefits during the 24 months after the date of termination, or such date when he is no longer eligible for such benefits under applicable law. See also the section below titled “Amendments to Dr. Quart’s and Mr. Rosen’s Employment Agreements in 2015.”

Amendments to Dr. Quart’s and Mr. Rosen’s Employment Agreements in 2015

The Company’s Compensation Committee, after discussion and review of data in the first quarter of 2015, approved amendments, effective in April 2015, to each of Dr. Quart’s and Mr. Rosen’s agreements to provide for immediate vesting of 50% of any outstanding and unvested time-based equity awards upon the close of a Change in Control transaction. The amendments also provide for the remaining 50% of time-based equity awards to vest upon the earlier of (i) the executive’s qualifying involuntary termination of employment or (ii) six months following the completion of the Change in Control subject to his voluntary continued employment through such date. In addition, the agreements, as amended, provide for immediate vesting of 100% of any outstanding and unvested performance-based equity awards upon the close of a Change in Control transaction. The amendments also provide for reimbursement for 18, rather than 24, months of continued health care benefits following the date of termination, as 18 months is consistent with the Company’s ability to legally provide coverage through COBRA.

Brian G. Drazba

In connection with his appointment as Vice President, Finance and Chief Financial Officer on October 29, 2013, the Company entered into an offer letter with Brian G. Drazba (the “Drazba Offer Letter”). The Drazba Offer Letter initially provided Mr. Drazba with a base salary of $285,000 annually, which was raised to $310,650 annually effective with the first pay period in 2015 and an annual target bonus in an amount equal to 30% of his base salary.

Additionally, in connection with his appointment as Vice President, Finance and Chief Financial Officer, the Company entered into a Management Retention Agreement with Mr. Drazba on October 23, 2013 (the “Drazba Retention Agreement”). The Drazba Retention Agreement provides that in the event Mr. Drazba suffers an Involuntary Termination (as defined in the Drazba Retention Agreement), then he shall be entitled to receive: (i) six months of base salary; (ii) one-half of the average bonus paid by the Company for services during each of the three twelve-month periods prior to the Involuntary Termination date; and (iii) reimbursement for or continuation of health care benefits during the six months after the date of termination, or such earlier date when he is no longer eligible for such benefits under applicable law. In addition, Mr. Drazba’s stock options, restricted stock and other equity awards shall immediately vest with respect to that number of shares that otherwise would have vested during the six-month period if his employment had continued. In the event that Mr. Drazba suffers an Involuntary Termination within the twelve-month period following the effective date of a Change in Control (as defined in the Drazba Retention Agreement), then he shall be entitled to receive: (i) for twelve months, an amount equal to the greater of (a) the monthly base salary Mr. Drazba was receiving immediately prior to the Involuntary Termination and (b) the monthly base salary Mr. Drazba was receiving immediately prior to the Change in Control; (ii) the average bonus paid by the Company for services during each of the three twelve-month periods prior to the Involuntary Termination date; and (iii) reimbursement for or continuation of health care benefits during the twelve months after the date of termination, or such earlier date when he is no longer eligible for such benefits under applicable law. In addition, upon termination following a Change in Control, Mr. Drazba’s stock options, restricted stock and other equity awards shall immediately vest with respect to 100% of the shares of Company common stock subject to such awards. In April 2015, Mr. Drazba’s agreement was amended to change the twelve-month period for eligibility for severance benefits following a Change in Control to provide severance benefits in the event of a qualified termination within three months prior to or 18 months following the occurrence of a Change in Control. There were no changes to the actual cash-based severance payouts or equity acceleration to be received by Mr. Drazba in the event of termination following a Change in Control.

Paul G. Marshall

In connection with his appointment as our Senior Vice President, Technical Operations, the Company entered into an executive employment agreement with Mr. Marshall on November 1, 2013 (the “Marshall Agreement”). The Marshall Agreement provides Mr. Marshall with a base salary of $395,000 annually, which has since been increased to $402,900 annually for 2015, effective with the first pay period in 2015 and an annual target bonus in an amount equal to 40% of his base salary.

Additionally, the Marshall Agreement provides that if Mr. Marshall’s employment is terminated by the Company without “Cause” (as defined), or by Mr. Marshall for “Good Reason” (as defined), then he shall be entitled to receive: (i) a lump-sum payment equal to the sum of his annual base salary then in effect and his target performance bonus then in effect, less required deductions and withholdings; and (ii) accelerated time-based vesting of shares subject to all stock awards issued by the Company, for the number of shares that would have vested accordingly had he continued employment with the Company for a period of twelve months after termination (which includes partial accelerated vesting of awards subject to time-vesting, but does not include awards that remain subject to performance criteria as of the date of termination). The Company also agreed to reimburse for or continue to pay for health care benefits during the 24 months after the date of termination, or such date when he is no longer eligible for such benefits under applicable law. Per the agreement, in the event Mr. Marshall’s employment was terminated by the Company without Cause, or if he resigned for Good Reason within three months before, or within twelve months following, a Change in Control (as defined) of the Company, then, in lieu of the above benefits, Mr. Marshall would have been entitled to receive: (i) a lump sum payment equal to 150% of his annual base salary then in effect, less required deductions and withholdings; and (ii) the greater of his target performance bonus then in effect, less required deductions and withholdings, or his performance bonus paid in the year preceding the year in which termination occurs, less required deductions and withholdings. The Company also agreed to reimburse for or continue to pay for health care benefits during the 24 months after the date of termination, or such date when he is no longer eligible for such benefits under applicable law.

In April 2015, the Company entered into an amendment to the Marshall Agreement, which amended the benefits to be received by him upon a termination following a Change in Control to provide for 100% acceleration of unvested equity awards, and reduce the cash severance from 150% of base salary to 100% of base salary, which is consistent with the Company’s policy for senior vice presidents. The amendment provides that in the event that Mr. Marshall suffers an Involuntary Termination within three months prior to, or eighteen-months following the effective date of a Change in Control (as defined in the Marshall Agreement), then he shall be entitled to receive: (i) a lump sum payment equal to 100% of his annual base salary then in effect, less required deductions and withholdings; (ii) the greater of his target performance bonus then in effect, less required deductions and withholdings, or his performance bonus paid in the year preceding the year in which termination occurs, less required deductions and withholdings; and (iii) upon termination following a Change in Control, Mr. Marshall’s stock options, restricted stock and other equity awards shall immediately vest with respect to 100% of the shares of Company common stock subject to such awards. The amendment to the Marshall Agreement also provides for reimbursement for 18, rather than 24, months of continued health care benefits following the date of termination, as 18 months is consistent with the Company’s ability to legally provide coverage through COBRA.

The descriptions of employment agreements and offer letters provided above under the heading “Employment Arrangements” set forth the potential payments upon termination or change in control for our Named Executive Officers. The following table sets forth information regarding potential payments that would have been made to our Named Executive Officers Dr. Quart, and Messrs. Drazba, Marshall and Rosen upon various termination or change in control events assuming such events occurred as of December 31, 2014.

	Without Cause or With Good Reason	Without Cause or With Good Reason Within Three Months Before or 12 Months After a Change in Control
Current Executive Officers
Barry D. Quart, Pharm.D.
Severance(1)	$838,163	$1,172,081
Benefit continuation	51,215	51,215
Accelerated vesting of stock awards(2)	514,155	—

Total	$1,403,533	$1,223,296

Brian G. Drazba
Severance(1)	$185,250	$370,500
Benefit continuation	11,430	22,860
Accelerated vesting of stock awards(2)	15,169	96,266

Total	$211,849	$489,626

Robert H. Rosen
Severance(1)	$838,163	$1,128,313
Benefit continuation	99,796	99,796
Accelerated vesting of stock awards(2)	522,988	—

Total	$1,460,947	$1,228,109

Paul G. Marshall
Severance(1)	$553,000	$750,500
Benefit continuation	75,466	75,466
Accelerated vesting of stock awards(2)	46,013	—

Total	$674,479	$825,966

(1)	The severance amount includes salary and bonus payouts, based on the terms of the Named Executive Officer’s employment agreement or offer letter.
(2)

Represents the value of in-the-money unvested stock options that would have accelerated if the Named Executive Officer was terminated on December 31, 2014 based on the difference between the closing price of our common stock of $10.06 on December 31, 2014 and the exercise price of the respective options.

Mark S. Gelder

Upon Mr. Gelder’s resignation in January 2015, Mr. Gelder was not eligible for any severance payments or benefits. Mr. Gelder was entitled to exercise his vested stock options for three months following his date of termination of employment.

Director Compensation

Our employee directors do not receive any compensation for their service as members of our Board. Compensation that Dr. Quart and Mr. Rosen received as directors prior to being Named Executive Officers is reflected in the Summary Compensation Table.

In connection with the expansion of the Board in January 2014 and the appointment of three new independent directors, the Board approved the following compensation for non-employee directors:

Cash Compensation

Annual Cash Retainer (paid in quarterly installments)*	$30,000

Equity Compensation (shares underlying options)(1)(2)

Role	Shares (#)
Initial Option Grant	25,000
Annual Option Grant	12,500
Audit Committee Chair	5,000
Audit Committee Members (non-chair)	3,000
Compensation Committee Chair	4,000
Compensation Committee Member (non-chair)	2,000
Governance Committee Chair	2,500
Governance Committee Member (non-chair)	1,500

(1)	Options vest and become exercisable monthly over a four-year period from the date of grant.
(2)	Our non-employee directors receive an annual stock option grant for their continued service on the Board, which is presently set at 12,500 shares.
*	The annual cash retainer was increased to $50,000 for fiscal year 2015.

The following table includes compensation for services provided by our non-employee directors for the year ended December 31, 2014:

Directors(1)	Fees Paid in Cash	Option Awards(2)	Total
Stephen R. Davis(3)	$15,000	$268,799	$283,799
Craig A. Johnson	$30,000	$348,724	$378,724
Kimberly J. Manhard	$30,000	$348,724	$378,724
John W. Poyhonen	$30,000	$355,558	$385,558
Kevin C. Tang(4)	$15,000	$321,390	$336,390

(1)

The aggregate number of shares subject to outstanding stock options held by each director listed in the table above as of December 31, 2014 was as follows: 111,684 shares for Mr. Davis, 50,500 shares for Mr. Johnson, 50,500 shares for Ms. Manhard, 51,500 shares for Mr. Poyhonen and 91,500 shares for Mr. Tang.

(2)

This column reflects the aggregate grant date fair value of equity awards granted in 2014 and calculated in accordance with FASB ASC 718, excluding the effect of estimated forfeitures. The assumptions used in our Annual Report on Form 10-K for the year ended December 31, 2014. The “Option Awards” column includes the grant date fair value of the board grants awarded for 2014 services (granted on January 10, 2014 for all directors with the exception of Mr. Davis whose option was granted on September 3, 2014) and option grants awarded for 2015 services which were granted on December 12, 2014.

(3)

Mr. Davis became a non-employee director in July 2014, upon resignation as our Executive Vice President and Chief Operating Officer. The amount included in “Fees Paid in Cash” represents the pro-rated annual cash retainer paid in 2014. The amount included under “Option Awards” includes the grant date fair value of options granted during 2014 which consists of the initial board grant of 25,000 shares and the annual board grant of 12,500 shares made in December 2014.

(4)	Mr. Tang waived receipt of the annual retainer beginning with the third quarter 2014 retainer payment.

Equity Compensation Plan Information

The table below discloses information as of December 31, 2014 with respect to our equity compensation plans that have been approved by stockholders and equity compensation plans that have not been approved by stockholders.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options	Weighted- Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders:
Stock option and award plans	4,064,883	$9.16	1,333,212
Employee stock purchase plan	—	—	29,893
Equity compensation plans not approved by security holders(1)	3,853,121	$8.19	—

Total	7,918,004	$8.69	1,363,105

(1)

Non-qualified options issued outside of the stockholder approved equity plans are governed in all respects by terms as if granted under the 2007 Equity Plan. See description of the stock option plans under Note 7 to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2014.

REPORT OF THE AUDIT COMMITTEE

Effective as of January 2014, the Board appointed an Audit Committee in connection with the expansion of the Board and our relisting on The NASDAQ Capital Market. As a result, as of January 2014, the Audit Committee oversaw our accounting and financial reporting processes during fiscal year 2014 and the audit of the Company’s financial statements for the fiscal year ended December 31, 2014, and also was responsible for evaluating and overseeing the Company’s independent registered public accounting firm, each as described more fully below.

The Audit Committee evaluates auditor performance, manages relations with the Company’s independent registered public accounting firm, and evaluates policies and procedures relating to internal control systems. The Audit Committee operates under a written Audit Committee Charter that has been adopted by the Board, a copy of which is available on the Company’s website at www.herontx.com. All members of the Audit Committee currently meet the independence and qualification standards for Audit Committee membership set forth in the listing standards provided by NASDAQ and the SEC.

No member of the Audit Committee is a professional accountant or auditor. The members’ functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Company’s management has the primary responsibility for the financial statements and reporting process, including the Company’s system of internal controls over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2014. This review included a discussion of the quality and the acceptability of the Company’s financial reporting, including the nature and extent of disclosures in the financial statements and the accompanying notes. The Audit Committee also reviewed the progress and results of the testing of the design and effectiveness of its internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee also reviewed with the Company’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and applicable Public Company Accounting Oversight Board standards. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent registered public accounting firm their independence from management and the Company, including the matters required by the applicable rules of the Public Company Accounting Oversight Board.

In addition to the matters specified above, the Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope, plans and estimated costs of their audit. The Committee meets with the independent registered public accounting firm periodically, with and without management present, to discuss the results of the independent registered public accounting firm’s examinations, the overall quality of the Company’s financial reporting and the independent registered public accounting firm’s reviews of the quarterly financial statements, and drafts of the quarterly and annual reports.

In reliance on the reviews, discussions, and written disclosures, referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Craig A. Johnson, Chairman

Kimberly J. Manhard

John W. Poyhonen

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table shows the aggregate fees billed for services rendered in or provided for 2014 and 2013, as applicable, by OUM & Co. LLP, our independent registered public accounting firm (“OUM”).

	2014	2013
Audit fees(1)	$173,286	$159,003
Audit-related fees(2)	56,300	51,180
Tax fees(3)	17,350	14,000
All other fees	—	—

Total	$246,936	$224,183

(1)

The Audit fees were for professional services rendered in connection with the audit of our annual financial statements and internal control over financial reporting and for the review of the financial statements included in our quarterly reports on Form 10-Q. The amounts also include fees for services that are normally provided by the auditor in connection with regulatory filings and engagements for the years identified.

(2)	The Audit-related fees for both 2014 and 2013 include fees for procedures performed during that year in connection with registration statements on Forms S-3 and S-8.
(3)	Tax fees consist of fees for tax compliance.

The Audit Committee reviews and pre-approves all audit and non-audit services performed by its independent registered public accounting firm, as well as the fees charged for such services, in accordance with the pre-approval policies and procedures that have been established by the Audit Committee. All fees incurred in fiscal 2014 for services rendered by OUM were approved by the Audit Committee. In its review of non-audit service fees, the Audit Committee will consider, among other things, the possible impact of the performance of such services on the auditor’s independence.

PROPOSAL 1—ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will vote on the election of six directors to serve for a one-year term or until the next annual meeting of stockholders and until their successors are elected and qualified. Our Board has unanimously nominated Dr. Quart, Ms. Manhard and Messrs. Tang, Johnson, Poyhonen and Rosen for election to our Board. The nominees have indicated that they are willing and able to serve as directors. If any of these individuals becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by our Board or the Board may decrease the size of the Board. The proxies being solicited will be voted for no more than six nominees at the Annual Meeting. The directors will be elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting, assuming a quorum is present. Stockholders do not have cumulative voting rights in the election of directors.

The Board of Directors recommends a vote “FOR” all Nominees.

Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards for the election of Dr. Quart, Ms. Manhard and Messrs. Tang, Johnson, Poyhonen and Rosen.

PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected OUM & Co. LLP as independent registered public accountants to audit our financial statements for the fiscal year ending December 31, 2015. At the Annual Meeting, the stockholders will be asked to ratify the appointment of OUM & Co. LLP as our independent registered public accountants for the fiscal year ending December 31, 2015. OUM & Co. LLP has audited our financial statements since 2006. Representatives of OUM & Co. LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of OUM & Co. LLP as our independent registered public accounting firm is not required by law or our bylaws. However, our Audit Committee is submitting the selection of OUM & Co. LLP to the stockholders for ratification as a matter of good corporate practice. In the event our stockholders fail to ratify the appointment, our Audit Committee will reconsider its selection. Even if the selection is ratified, our Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in our best interest and that of our stockholders.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of OUM & Co. LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

PROPOSAL 3—ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

We conducted our first say-on-pay vote at our 2013 Annual Meeting of Stockholders. At that meeting, we also conducted our first say-on-frequency vote with respect to whether future say-on-pay votes would be held every one, two or three years. At the 2013 Annual Meeting of Stockholders, a majority of the votes cast selected one year as the frequency period. Accordingly, we are conducting a say-on-pay vote at the 2015 Annual Meeting of Stockholders and expect to continue to conduct an advisory vote on the compensation of our Named Executive Officers annually until our next say-on-frequency vote, which will occur no later than at our 2019 Annual Meeting of Stockholders. Accordingly, the next say-on-pay vote will occur at the 2016 Annual Meeting of Stockholders, unless the Board modifies its policy on the frequency of holding the advisory vote.

In 2014, the percentage of votes cast “For” our advisory say-on-pay vote to approve the Company executive compensation was 94.9%. The Board and Compensation Committee believe that our 2014 say-on-pay results are an affirmation of the soundness of the Company’s executive compensation program, and therefore, no significant changes were made to the structure and elements of the executive compensation program based on the 2014 say-on-pay results.

The Company’s compensation program objective is to attract and retain executives who can achieve the short and long-term goals of the Company. The program seeks to do the following:

•	to attract and retain experienced and high-performing executives;

•	to create financial incentives for superior corporate performance;

•	to reward individual executives for the achievement of both corporate goals and goals that are specific to the performance of their functional areas of responsibilities; and

•	to ensure that our executive compensation programs are competitive with those of comparable companies in our industry so that we can continue to attract, retain and motivate executive talent.

Our Board, acting through our Compensation Committee, reviews and administers all compensation arrangements for executive officers. The Compensation Committee reviews and approves goals for our executive officers and evaluates their performance in light of these goals and makes recommendations to our Board, and also reviews general policies relating to the compensation and benefits of our officers and employees.

Components of our Compensation Program

Below is a discussion of the three principal components of our executive compensation program. These are in addition to the benefits programs generally available to our employees, including health, life, disability insurance and a 401(k) plan. We believe that paying a mix of these three components to our Named Executive Officers is appropriate to meet the objectives described above. Our Compensation Committee retains authority to allocate total compensation between the three components on an annual basis, with a view toward maintaining an optimal balance between the three components to reward performance over time. Payments in any particular category may fluctuate from year to year to reflect individual performance, the Company’s financial position and operational performance and competition for executive talent in our industry. The three principal components to our compensation program are:

Base Salary: Each of our Named Executive Officers receives a fixed base salary. The Compensation Committee reviews base salary on an annual basis to determine the appropriateness of each Named Executive Officer’s base salary based on professional judgment, comparative analysis of salaries paid for comparable positions at comparable companies, and also other factors the Compensation Committee considers relevant.

Equity Awards: The Company’s equity compensation program is designed to incentivize employees to work toward the short-term and long-term goals of the Company and to align the interests of employees with the interests of stockholders. All employees are eligible to participate in the Company’s equity compensation plans.

Performance Awards: Based on individual performance, the Company grants cash performance bonuses to employees. These bonuses are generally paid to Named Executive Officers on an annual basis and are approved by the Board following recommendation by the Compensation Committee. The Compensation Committee makes its determinations based upon factors including input from the Chief Executive Officer. The Compensation Committee sets annual performance goals for the Company’s Chief Executive Officer and determines any bonus award based on achievement of these goals and the Company’s overall performance.

The compensation paid to our Named Executive Officers is described in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this Proxy Statement. Pursuant to Section 14A of the Exchange Act, the Board is asking stockholders to cast a non-binding advisory vote FOR the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in the Company’s definitive proxy statement for the 2015 Annual Meeting of Stockholders is hereby approved.”

Although the vote we are asking you to cast is non-binding, the Board values the views of our stockholders and will consider the outcome of the vote when determining future compensation arrangements for our Named Executive Officers.

The Board of Directors recommends a vote “FOR” approval of the compensation paid to Named Executive Officers for the fiscal year ended December 31, 2014.

PROPOSAL 4—AMENDMENT OF 2007 PLAN

General

At the Annual Meeting, stockholders will be asked to approve an amendment to our 2007 Plan to increase the maximum number of shares available for grant thereunder by 4,300,000 shares of common stock. Such amendment will require the affirmative vote of a majority of the shares represented and voted at the meeting.

Our 2007 Plan provides long-term incentives to our employees in order to encourage award recipients to act in the stockholders’ interest and share in the Company’s future success. Subject to stockholder approval, our Compensation Committee has approved the amendment to the 2007 Plan to increase the maximum number of shares available for grant thereunder by 4,300,000 shares of common stock. The following description of the 2007 Plan is a summary and is qualified by reference to the complete text of the 2007 Plan, which is attached hereto as Exhibit A.

Reasons for Seeking Stockholder Approval

The Board believes that equity and equity-based compensation are critical parts of the Company’s compensation program. Our 2007 Plan is overseen by the Compensation Committee of the Board as the delegate administrator. Stockholder approval of the 2007 Plan share increase would allow us greater flexibility to continue to attract and retain directors, officers, and other key personnel with equity and equity-based incentives. In calendar 2012, 2013 and 2014, the Company made equity awards totaling approximately 1,874,246 shares, 4,256,971 shares, and 3,181,001 shares, respectively, which includes 630,242 shares, 3,784,900 shares, and 519,999 shares granted outside of the 2007 Plan in those years. The grants made in 2013 included significant new hire grants made to induce a new management team to commence employment with us in 2013. The equity grants during calendar 2014 reflect a transition year in which the Board made the policy decision to shift the timing of annual awards from January, which would be the beginning of the following year, to December, at the end of the relevant year. For 2013, the annual grants were made in January 2014, so the total number of equity awards granted during calendar 2014 reflects two sets of annual grants, those made in January 2014 following 2013 performance, and also those in December 2014 reflecting 2014 performance. The footnotes to the Company’s financial statements as set forth in its Annual Report on Form 10-K for each of fiscal 2012, 2013 and 2014 set forth detailed information regarding the equity awards granted each year, as well as the total number of outstanding shares with respect to each type of award. As of April 15, 2015, the total number of shares of common stock available for future grant under the 2007 Plan is 1,402,246 and the total number of shares subject to outstanding awards under the 2007 Plan is 3,849,366. In addition, before the Company’s stock was relisted for trading with The Nasdaq Capital Market, we made non-plan grants to certain executives and employees during 2012, 2013 and 2014 totaling 4,935,141 shares.

The following table includes information regarding potential dilution from awards outstanding under the 2007 Plan and shares available for future awards under the 2007 Plan as of April 15, 2015, outstanding non-plan equity awards, as well as the proposed increase in shares issuable under the 2007 Plan:

	Number of shares	As a percentage of common stock outstanding as of April 15, 2015 (29,630,533 shares)
Total shares subject to outstanding awards as of April 15, 2015 under Stockholder Approved Plans(1)	3,854,436	13.0%

Total shares available for future awards as of April 15, 2015 under 2007 Plan	1,402,246	4.7%

Shares subject to non-plan equity awards	3,449,281	11.6%

Proposed additional shares available for future awards under 2007 Plan	4,300,000	14.5%

(1)	Includes shares subject to outstanding awards under the 2007 Plan, and also our 2002 Equity Incentive Plan, which is no longer active.

In addition to overall dilution, the Compensation Committee reviewed annual dilution from the Company’s equity incentive plans and any non-plan grants during 2014 in approving the amendment to the 2007 Plan. The Company measures annual dilution as the total number of shares subject to equity awards granted during the year less cancellations and other shares returned to the reserve, divided by total common shares outstanding at the end of the year. The Company’s annual dilution for fiscal 2014 calculated on this basis was 9.4%.

The Company also monitors stockholder dilution by tracking the number of shares subject to equity awards that it grants annually, commonly referred to as burn rate. Burn rate shows how rapidly a company is depleting its shares reserved for equity compensation awards, and is defined for this purpose as the number of shares granted as equity incentives divided by the weighted average number of common shares outstanding during the year. The Company also evaluates and considers factors that may impact the perceived burn rate, like significant new hires in 2013 or other factors such as 2014 being a transition year for the policy on the timing of annual grants. The Company has calculated the burn rate for the past three years, as set forth in the following table:

	Options Granted	Weighted Average Number of Common Shares Outstanding	Burn Rate
Fiscal 2014	3,181,001	26,569,000	12.0%
Fiscal 2013	4,256,971	16,162,580	26.3%
Fiscal 2012	1,874,246	12,222,900	15.3%

The three-year average burn rate (calculated on the basis shown above) is 16.9%.

An additional metric that the Company uses to measure the cumulative impact of its equity program is overhang. Overhang is calculated as the number of shares subject to equity awards outstanding but not exercised or settled, plus the number of shares available to be granted, divided by the sum of the total number of shares of Company common stock outstanding at the end of the year, plus the number of shares subject to equity awards outstanding but not exercised or settled, plus the number of shares available to be granted. If the proposed amendment to the 2007 Plan is approved, the Company’s overhang calculated on this basis would increase from 24.0% to approximately 31.7%, and then would be expected to decline as awards are exercised and/or become vested.

The Company estimates that the increased shares requested under this proposal would provide a sufficient additional number of shares to enable the Company to hire additional personnel for prospective commercialization of the Company’s lead product candidate and related activities commencing in the second half of 2015, and continue to make awards at historical average annual rates for the next two years (reduced for the impact in 2013 of hiring a new management team and the two sets of annual grants made in 2014). In approving the increased share pool under the 2007 Plan, the Compensation Committee has determined that reserving shares sufficient for two additional years of new awards is appropriate for our industry and the practices of our peer companies.

If stockholders do not approve this proposal, the Company can continue to make awards under the 2007 Plan, but the Company will have limited shares available for future equity grants, which may significantly negatively affect our ability to grow our business and provide equity-based compensation to attract and retain key employees.

Section 162(m) of the Code

The Compensation Committee believes that it is in the best interests of us and our stockholders to continue to provide for an equity incentive plan under which compensation awards made to our executive officers are eligible to qualify for deductibility by us for federal income tax purposes. Accordingly, the 2007 Plan is designed to permit the grant of awards that are intended to qualify as “performance-based compensation” not subject to Section 162(m)’s $1,000,000 deductibility cap, however, there can be no guarantee that amounts payable under the 2007 Plan will be treated as qualified “performance-based compensation” under Section 162(m). In general, under Section 162(m), in order for us to be able to deduct compensation in excess of $1,000,000 paid in any one year to our chief executive officer or any of our three other most highly compensated executive officers, (other than our chief financial officer) such compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by stockholders at least once every five years. For purposes of Section 162(m), the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. With respect to the various types of awards under the 2007 Plan, each of these aspects is discussed above, and approval of the amendment to the 2007 Plan itself will constitute approval of each of these aspects of the 2007 Plan for purposes of the approval requirements of Section 162(m).

Summary of the 2007 Plan

General. A copy of the 2007 Plan, as amended and restated, is attached to this Proxy Statement as Exhibit A. The following description of the 2007 Plan is a summary and so is qualified by reference to the complete text of the 2007 Plan.

The purpose of the 2007 Plan is to encourage ownership in the Company by key personnel whose long-term employment or other service relationship with the Company is considered essential to the Company’s continued progress and, thereby, encourage recipients to act in the stockholders’ interest and share in the Company’s success. Stock options and stock awards, including restricted stock, restricted stock units, stock appreciation rights and similar types of awards, may be granted under the 2007 Plan. Options granted under the 2007 Plan may be either “incentive stock options,” as defined in Section 422 of the Code, or non-statutory stock options.

Administration. The 2007 Plan may be administered by our Board, a committee of our Board, or an employee or director delegated by our Board or our Board committee in accordance with the terms of the 2007 Plan (as applicable, the “Administrator”). Our Board has delegated this authority to our Compensation Committee. The Administrator has the authority to, among other things, select the employees, consultants and directors to whom awards are granted under the 2007 Plan; determine the number of shares of common stock to be covered by each award; determine the type of award granted to the selected employees, consultants and directors; determine the terms and conditions, not inconsistent with the terms of the 2007 Plan, of any award; and to construe and interpret the terms of the 2007 Plan.

Eligibility. Awards may be granted under the 2007 Plan to employees, including our officers, directors and consultants of the Company or our affiliates. Incentive stock options may be granted only to our employees or employees of our subsidiaries, if any. As of December 31, 2014, 63 individuals were eligible to receive awards under the 2007 Plan, including 43 employees, 15 officers and five directors. The Administrator, in its discretion, selects the employees, directors and consultants to whom awards may be granted, the time or times at which such awards are granted, and the terms of such awards. However, no individual may be granted equity awards under the 2007 Plan covering more than 50% of the number of shares authorized for issuance under the 2007 Plan (i.e., 3,250,000, shares prior to the adoption of the amendment) in any calendar year, except that in connection with an individual’s commencement of service with us, he or she may be granted awards covering up to an additional 200,000 shares in the year in which such service commences.

Securities Subject to the 2007 Plan. If the amendment is approved, an aggregate of 10,800,000 shares of common stock will be reserved for issuance under the 2007 Plan. As of April 15, 2015, the closing price of our common stock was $14.25 per share. Unissued shares subject to awards that are canceled, expire or are forfeited will be available for re-grant or sale under the 2007 Plan. In addition, if an awardee pays the exercise or purchase price of an award through the tendering or withholding of shares or if award shares are withheld or tendered to satisfy applicable withholding obligations, the number of shares tendered or withheld shall become available for re-issuance under the 2007 Plan. Shares available under the plan may be either outstanding shares repurchased by the Company or newly issued shares.

Terms and Conditions of Options. Each option is evidenced by a stock option agreement between us and the optionee specifying (i) the number of shares subject to the option, (ii) the type of option, (iii) the exercise price with respect to the shares subject to the option and the means of payment for the shares, (iv) the term of the option, (v) the terms and conditions relating to the vesting and exercisability of the option, (vi) restrictions on transfer of the option or the shares subject to the option and forfeiture provisions, and (vii) such further terms and conditions, in each case not inconsistent with the 2007 Plan, as may be determined from time to time by the Administrator, and is subject to the following additional terms and conditions:

Exercise Price. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option or a non-statutory stock option may not be less than 100% of the fair market value of the common stock on the date the option is granted and the exercise price of an incentive stock option granted to an employee who holds more than 10% of our voting stock may not be less than 110% of the fair market value of the common stock on the date the option is granted. The fair market value of the common stock is generally equal to the closing price for the shares as quoted on the principal exchange or quotation service for our common stock as of the applicable date.

Exercise of Option; Form of Consideration. The Administrator determines when options vest and become exercisable and in its discretion may accelerate the vesting of any outstanding option. Our standard vesting schedule applicable to options granted to employees has been a four-year period from the date of grant or the date of hire, assuming continued employment with us. The means of payment for shares issued upon exercise of an option are specified in each option agreement. The 2007 Plan permits payment to be made by cash, check, wire transfer, other shares of our common stock (with some restrictions), broker assisted same-day sales, a reduction in the amount of any of our liability owed to the awardee (including any liability attributable to the awardee’s participation in any of our deferred compensation programs or arrangements), any other form of consideration permitted by applicable law (which may include a “net exercise” program) and the Administrator, or any combination thereof.

Term of Option. The term of an option may be no more than ten years from the date of grant, although the term of an incentive stock option granted to an employee who holds more than 10% of our voting stock may be no more than five years from the date of grant. No option may be exercised after the expiration of its term.

Terms and Conditions of Stock Awards. Stock awards may be restricted or unrestricted stock grants, restricted stock units, stock appreciation rights or other similar stock awards. Each stock award agreement contains provisions regarding (i) the number of shares subject to the stock award, (ii) the purchase price of the shares, if any, and the means of payment for the shares, (iii) the performance criteria, if any, and level of achievement versus these criteria that will determine the number of shares granted, issued, retainable and vested, as applicable, (iv) such terms and conditions on the grant, issuance, vesting and forfeiture of the shares, as applicable, as may be determined from time to time by the Administrator, (v) restrictions on the transferability of the stock award or the shares, and (vi) such further terms and conditions, in each case not inconsistent with the 2007 Plan, as may be determined from time to time by the Administrator.

Performance Criteria. The grant, issuance, retention, settlement and/or vesting of each stock award or the shares subject thereto may be subject to such performance criteria and the level of achievement versus these criteria as the Administrator shall determine, which criteria may be based on financial performance, personal performance evaluations and/or completion of service by the awardee.

The 2007 Plan provides that the Administrator may grant awards that vest or become exercisable upon the attainment of performance targets which are related to one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, affiliate or business segment (which may be measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group): (i) cash flow; (ii) earnings (including gross margin; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings before taxes; and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average stockholders’ equity; (vii) total stockholder return; (viii) return on capital; (ix) return on assets or net assets; (x) return on investment; (xi) revenue or growth in revenue; (xii) income or net income; (xiii) operating income or net operating income, in aggregate or per share; (xiv) operating profit or net operating profit; (xv) operating margin; (xvi) return on operating revenue; (xvii) market share; (xviii) contract awards or backlog; (xix) overhead or other expense reduction; (xx) growth in stockholder value relative to the moving average of the S&P 500 Index or a peer group index; (xxi) credit rating; (xxii) strategic plan development and implementation (including individual performance objectives that relate to achievement of the Company’s or any business unit’s strategic plan); (xxiii) improvement in workforce diversity; (xxiv) growth of revenue, operating income or net income; (xxv) efficiency ratio; (xxvi) ratio of nonperforming assets to total assets; and (xxvii) any other similar criteria. The compensation committee of the board of directors (or another committee of directors appointed by the Board) (the “Committee”) may appropriately adjust any evaluation of performance under the criteria specified above to exclude any of the following events that occurs during a performance period: asset write-downs, litigation or claim judgments or settlements, the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, accruals for reorganization and restructuring programs, any gains or losses classified as extraordinary or as discontinued operations in the Company’s financial statements, and merger, acquisitions or divestitures.

Adjustments upon Changes in Capitalization, Dissolution, Merger or Asset Sale. Subject to any required action by the stockholders of the Company, in the event of any stock split, reverse stock split, stock dividend, combination, reclassification of our common stock, payment of a dividend or distribution in a form other than stock (excepting normal cash dividends) that has a material effect on the fair market value of our common stock or any other increase or decrease in the number of issued shares of our common stock effected without receipt of our consideration, proportionate adjustments shall be made to (1) the number of shares of our common stock covered by each outstanding award under the 2007 Plan, (2) the number of shares of our common stock which have been authorized for issuance under the 2007 Plan but as to which no awards have yet been granted or which have been returned to the 2007 Plan upon cancellation, forfeiture or expiration of an award, (3) the aggregate and individual share limitations set forth in the 2007 Plan and (4) the price per share of our common stock covered by each such outstanding award under the 2007 Plan.

In the event of certain mergers with or into another corporation, sales of substantially all of our assets, direct or indirect sales or exchanges of more than 50% of our voting stock, liquidations and/or other transactions set forth in an award agreement, our Board or the Committee, may, in its discretion, (i) provide for the assumption or substitution of, or adjustment (including to the number and type of shares and exercise or purchase price applicable) to, each outstanding award; (ii) accelerate the vesting of options and terminate any restrictions on stock awards; and/or (iii) provide for termination of awards as a result of the transaction on such terms and conditions as it deems appropriate, including providing for the cancellation of awards for a cash or other payment to the awardee.

Term of the 2007 Plan and Amendment and Termination of the 2007 Plan. The 2007 Plan shall continue in effect until May 27, 2024 or, if stockholders approve this amendment of the 2007 Plan, ten years following such approval, unless terminated earlier. The Administrator may amend, alter or discontinue the 2007 Plan or any award agreement at any time. However, we will obtain stockholder approval for any amendment to the 2007 Plan if stockholder approval is necessary or desirable to comply with any applicable law or exchange listing requirements. In addition, we will obtain stockholder approval of any of the following: (i) a material increase in the number of shares available for issuance under the 2007 Plan (other than an adjustment on a stock split or other corporate transaction), (ii) a change of the class of persons eligible to receive awards under the 2007 Plan; (iii) a reduction in the minimum exercise prices at which options may be granted; or (iv) any amendment of outstanding options or stock appreciation rights that effects a repricing of such awards. Generally, no amendment of the 2007 Plan shall impair the rights of an outstanding award without the consent of the awardee.

Awards under the 2007 Plan. The following table sets forth the options issued under the 2007 Plan that have been granted during our fiscal year that ended on December 31, 2014 to the following persons or groups: (i) our Chief Executive Officer, (ii) each of our other Named Executive Officers, (iii) our current executive officers as a group (iv) all current directors who are not executive officers as a group and (v) all employees who are not executive officers.

Name	Position	Number of Securities Underlying Options Granted
Barry D. Quart, Pharm. D.	Chief Executive Officer	300,000
Brian G. Drazba	Vice President, Finance and Chief Financial Officer	35,000
Robert H. Rosen	President and Chief Commercial Officer	300,000
Paul G. Marshall	Senior Vice President, Technical Operations	45,000
Mark S. Gelder, M.D.	Former Senior Vice President and Chief Medical Officer	145,000
All current executive officers as a group		680,000
All directors who are not employees		236,500
All employees, other than current executive officers, as a group		1,599,502

New Plan Benefits. The amount, if any, of equity compensation that may be awarded to officers, directors, employees and consultants following stockholder approval of this proposal is determined from time to time by our Board, as applicable, and is not presently determinable.

Federal Income Tax Consequences. The following is a general summary of the federal income tax consequences of the issuance and exercise of options or other awards under the 2007 Plan. This summary includes general tax principles that apply only to employees who are citizens or residents of the United States and is provided only for general information purposes. The following discussion does not address the tax consequences of Awards that may be subject to and do not comply with the rules and guidance issued pursuant to Section 409A of the Code. The following discussion does not purport to be complete, and does not cover, among other things, state and local tax treatment of participants in the 2007 Plan. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant in light of personal investment circumstances. This summarized tax information is not tax advice and participants should consult their personal tax advisors concerning federal, state, local and foreign income tax consequences associated with their participation in the 2007 Plan.

Options. The grant of an incentive stock option has no federal income tax effect on the optionee. Upon exercise the optionee does not recognize income for “regular” tax purposes. However, the excess of the fair market value of the stock subject to an option over the exercise price of such option (the “option spread”) is includible in the optionee’s “alternative minimum taxable income” for purposes of the alternative minimum tax. If the optionee does not dispose of the stock acquired upon exercise of an incentive stock option until more than two years after the option grant date and more than one year after exercise of the option, any gain (or loss) upon sale of the shares will be a long-term capital gain (or loss). If shares are sold or otherwise disposed of before these periods have expired (a “disqualifying disposition”), the option spread at the time of exercise of the option (but not more than the amount of the gain on the sale or other disposition) is ordinary income in the year of such sale or other disposition. If gain on a disqualifying disposition exceeds the amount treated as ordinary income, the excess is taxable as capital gain (which will be long-term capital gain if the shares have been held more than one year after the date of exercise of the option). We are not entitled to a federal income tax deduction in connection with incentive stock options, except to the extent that the optionee has taxable ordinary income on a disqualifying disposition (unless limited by Section 162(m) of the Code).

The grant of a non-statutory option having an exercise price equal to at least the grant date fair market value of our common stock has no federal income tax effect on the optionee. Upon the exercise of a non-statutory option, the optionee has taxable ordinary income (and unless limited by Section 162(m) of the Code we are entitled to a corresponding deduction) equal to the option spread on the date of exercise. Upon the disposition of stock acquired upon exercise of a non-statutory stock option, the optionee recognizes either long-term or short-term capital gain or loss, depending on how long the stock was held, on any difference between the sale price and the exercise price, to the extent not recognized as taxable income on the date of exercise. We may allow non-statutory stock options to be transferred subject to conditions and restrictions imposed by the Administrator; special tax rules may apply on such a transfer. In the case of both incentive stock options and non-statutory stock options, special federal income tax rules apply if our common stock is used to pay all or part of the option price, and different rules than those described above will apply if unvested shares are purchased on exercise of the option.

Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss, which will be either long-term or short-term capital gain or loss, depending on how long the stock was held. We are entitled to a deduction in the same amount as and at the time the employee recognizes ordinary income.

Restricted Stock Awards. Shares issued under a restricted stock award are subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code to the extent, among other restrictions, the shares will be forfeited in the event that the participant ceases to provide services to us and are not transferable. As a result of this substantial risk of forfeiture, the participant will not recognize ordinary income at the time the award shares are issued. Instead, the participant will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The participant’s ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date the stock is no longer subject to forfeiture.

The participant may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., not later than thirty days after the share issuance date) an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of such issuance, and the capital gain holding period commences on such date. The ordinary income recognized by a participant will be subject to tax withholding by us. We are entitled to a deduction in the same amount as and at the time the participant recognizes ordinary income.

Restricted Stock Unit Awards. A participant will generally not recognize taxable income at the time of the grant of a restricted stock unit award. When an award is paid (assuming the award is settled at the time that the award vests), the participant will recognize ordinary income. In the event of an award that is settled in shares of our common stock at a time following the vesting date, income tax may be deferred beyond vesting and until shares are actually delivered to the participant if deferred in compliance with the timing of distributions and other requirements under Section 409A of the Code. We are entitled to a deduction in the same amount as and at the time the participant recognizes ordinary income.

Section 409A covers most programs that defer the receipt of compensation to a succeeding year. It provides rules for elections to defer, if any, and for timing of payouts. There are significant penalties placed on the participant for failure to comply with Section 409A.

Section 409A does not apply to incentive stock options, non-statutory stock options that have an exercise price that is at least equal to the grant date fair market value and meet certain other requirements, restricted stock and restricted stock unit type awards provided there is no deferral of income beyond the vesting date. Section 409A also does not cover stock appreciation rights if the exercise price is not less than the fair market value of the underlying stock on the date of grant, the rights are settled in such stock and no features defer the recognition of income beyond the exercise date.

Tax Effect for the Company. Generally we will be entitled to a tax deduction in connection with an award under the 2007 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, upon the exercise of a non-statutory stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and to certain of our other most highly compensated executive officers. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of the performance-based compensation exemption from Section 162(m) of the Code are met. These conditions include stockholder approval of the 2007 Plan, setting limits on the number of awards that any individual may receive and for awards other than certain stock options, establishing performance criteria that must be met in the time periods required by Section 162(m) of the Code. The 2007 Plan has been designed to permit our Board to grant awards which may qualify as performance-based for purposes of satisfying these conditions, which may permit the Company to receive a federal income tax deduction in connection with such awards. There can be no assurance that all awards granted in the future will qualify as performance-based under Section 162(m) and the Administrator may in its sole discretion decide to issue awards that will not so qualify.

Vote Required and Board Recommendation

The affirmative vote of a majority of the votes cast will be required to approve this amendment to the 2007 Plan. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

The Board of Directors recommends a vote “FOR” the amendment to our 2007 Plan.

PROPOSAL 6—AMENDMENT OF ESPP

Our Compensation Committee acts as administrator for our 1997 Employee Stock Purchase Plan (“ESPP”) pursuant to authority delegated by the Board. The Compensation Committee has approved an amendment to the ESPP to increase the shares available for issuance thereunder subject to approval by the stockholders. The following description of the ESPP is a summary and qualified by reference to the complete text of the amended and restated ESPP, attached to this proxy statement as Exhibit B. The ESPP permits the Company’s employees to purchase our common stock at a discounted price. This plan is designed to encourage and assist employees of the Company to acquire an equity interest in the Company through the purchase of shares of our common stock. As of April 15, 2015, approximately 64 employees of the Company are eligible to participate in the ESPP. Subject to stockholder approval, the Compensation Committee has approved an increase of 100,000 shares from 75,000 to 175,000 shares, under the ESPP. As of April 15, 2015, 45,107 shares have been issued under the ESPP and 29,893 remained available for issuance; if this proposal is approved, the ESPP would have approximately 129,893 shares available for future issuance. As of April 15, 2015, the closing price of our common stock was $14.25 per share.

Reasons for Seeking Stockholder Approval

As stated above, the Board believes that equity-based compensation is a critical part of the Company’s compensation program. Stockholder approval of the amendment to the ESPP would allow us to continue to offer shares under the ESPP as a means of allowing employees to invest a portion of their cash compensation in our common stock, which we believe fosters a spirit of ownership and encourages employees to focus on long-term growth in value. In calendar 2012, 2013 and 2014, the Company issued a total of 4,270, 5,630 and 12,028 shares, respectively, under the ESPP.

The proposed additional 100,000 shares represents potential dilution of approximately 0.34% as of December 31, 2014 (potential dilution for this purpose is determined by dividing the 100,000 additional shares by the total number of shares of the Company’s common stock outstanding as of December 31, 2014). The dilution attributable to the ESPP for fiscal 2014 was 0.04% (which was determined by dividing the number of shares issued under the ESPP during fiscal 2014 by the total number of shares of the Company’s common stock outstanding as of December 31, 2014). The Compensation Committee believes that this is a reasonable amount of potential dilution and appropriate for our industry and the practices of our peer companies.

In addition, the Company estimates, based on historic and anticipated usage that the increased shares requested under this proposal would provide a sufficient additional number of shares under the ESPP to allow for two or more years of future use, which is considered to be in line with the practice of peer companies.

If stockholders do not approve this proposal, the Company can continue to offer shares under the ESPP, but will have only 29,893 shares available for issuance. Accordingly, the Company would have only limited ability to offer this type of equity compensation plan to its employees in the future.

Summary of the ESPP

All employees, including executive officers, customarily employed more than 20 hours per week and more than five months per year by the Company or any designated subsidiary are eligible to participate in the ESPP as of the first semi-annual enrollment date following commencement of employment, unless the employee directly or indirectly (including through ownership of options) owns 5% or more of the combined voting power of the Company. Participation in the ESPP terminates immediately when a participant ceases to be employed for any reason or otherwise becomes ineligible to participate. Participants may elect to make contributions to the ESPP up to a maximum of 10% of base earnings. On the last trading date of April and October, the Company applies the funds then in each participant’s account to the purchase of shares. The cost of each share purchased is 85% of the lower of the closing prices for Common Stock on: (i) the first trading day in the enrollment period in which the purchase is made; and (ii) the purchase date. The length of the offering period set by the ESPP may not exceed a maximum of 24 months, and is presently set at six months by our Board of Directors. Enrollment dates are the first business day of May and November. The Board may limit the maximum number of shares that may be purchased by a participant during any enrollment period and may limit the length of the enrollment periods. No participant’s right to acquire shares may accrue at a rate exceeding $25,000 of the fair market value of our common stock in any calendar year. Shares available under the plan may be either outstanding shares repurchased by the Company or newly issued shares.

Our Compensation Committee acts as administrator of the ESPP and may amend or terminate the ESPP at any time and may provide for an adjustment in the purchase price and the number and kind of securities available under the plan in the event of a reorganization, recapitalization, stock split, or other certain similar events. However, amendments that would increase the number of shares reserved for purchase, would otherwise require stockholder approval in order to comply with Section 423 of the Code, other applicable laws, regulations or rules or with respect to which the Compensation Committee otherwise concludes that stockholder approval is advisable, require stockholder approval.

The following table shows the “Dollar Value” and number of shares applicable to the named individuals and groups under the ESPP during our fiscal year that ended on December 31, 2014, purchased on the April and October 2014 purchase dates under the ESPP at a purchase price of $7.99 and $7.497, respectively, which represents 85% of the lower of the closing price on the first trading day of the offering period or the purchase date. Our other Named Executive Officers did not participate in the ESPP during our year that ended on December 31, 2014 and non-employee directors are not eligible to participate in the ESPP. The “Dollar Value” is the difference between the fair market value of the common stock on the purchase date of April 30, 2014 or October 31, 2014 and the participant’s per share purchase price of $7.99 and $7.497, respectively.

Name and Position	Dollar Value	Number of Shares
Barry D. Quart, Pharm.D., Chief Executive Officer	$2,568	1,941
Brian Drazba, Vice President, Finance and Chief Financial Officer	1,082	818
Non-Executive Officer Employee Group	12,470	9,269

New Plan Benefits. Because purchase rights are subject to discretion, including an employee’s decision not to participate in the ESPP, awards under the ESPP for the current fiscal year are not determinable. No purchase rights have been granted with respect to the additional 100,000 shares for which approval is requested.

Federal Income Tax Consequences. The following general description of federal income tax consequences is based upon current statutes, regulations and interpretations thereof. Because the applicable rules are complex and because income tax consequences may vary depending upon the individual circumstances of each participant, participants should consult their personal tax advisors concerning federal, state, local and foreign income tax consequences associated with their participation in the ESPP.

In general, participants will not have taxable income or loss under the ESPP until they sell or otherwise dispose of shares acquired under the plan (or die holding such shares). If the shares are held, as of the date of sale or disposition, for longer than both: (i) two years after the beginning of the enrollment period during which the shares were purchased; and (ii) one year following purchase, a participant will have taxable ordinary income equal to 15% of the fair market value of the shares on the first day of the enrollment period (but not in excess of the fair market value of the shares at the time of sale over the purchase price). Any additional gain (or loss) from the sale will be long-term capital gain (or loss). The Company is not entitled to an income tax deduction if the holding periods are satisfied.

If the shares are sold or disposed of before the expiration of either of the foregoing holding periods (a “disqualifying disposition”), a participant will have taxable ordinary income equal to the excess of the fair market value of the shares on the purchase date over the purchase price. In addition, the participant will have a taxable capital gain (or loss) measured by the difference between the sale price and the participant’s purchase price which gain (or loss) will be long-term if the shares have been held as of the date of sale for more than one year. The Company is entitled to an income tax deduction equal to the amount of ordinary income recognized by a participant in a disqualifying disposition.

Vote Required and Board Recommendation

The affirmative vote of a majority of the votes cast will be required to approve this amendment to the ESPP. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

The Board of Directors recommends a vote “FOR” the amendment to our ESPP.

OTHER MATTERS

As of the time of preparation of this Proxy Statement, neither our Board nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this Proxy Statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

ADDITIONAL VOTING AND ATTENDANCE MATTERS

We encourage stockholders to vote well before the Annual Meeting, even if they plan to attend the meeting, by completing proxies online or by telephone, or by mailing their proxy cards. Stockholders of record who attend the annual meeting in person may vote at the Annual Meeting by obtaining a ballot from the inspector of elections. Beneficial stockholders who wish to vote at the Annual Meeting in person must obtain a proxy beforehand from the broker, bank, or other nominee that holds their shares and present it to the inspector of elections with their ballot. Each stockholder may appoint only one proxy holder or representative to attend the Annual Meeting on his or her behalf.

Stockholders of record may vote online or by telephone as follows:

Voting online: go to www.investorvote.com/HRTX, proxies submitted online must be received by 1:00 a.m., PDT, on June 9, 2015.

Voting by telephone: call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada, proxies voted by telephone must be received by 1:00 a.m., PDT, on June 9, 2015.

Multiple beneficial stockholders sharing an address who receive multiple copies of our proxy materials and would like to receive only one copy, or who receive only one copy and would like to receive multiple copies, should contact their banks, brokers or other nominees. Stockholders who hold our shares in “street name” should refer to the voting instructions form provided by their broker, bank or other nominee for details on how to provide voting instructions to each person.

FORM 10-K

Our Annual Report to stockholders on Form 10-K for the year ended December 31, 2014, containing audited balance sheets as of December 31, 2014 and 2013 and audited statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2014, is being mailed with this Proxy Statement to Stockholders entitled to notice of the Annual Meeting. The Form 10-K is not incorporated into this Proxy Statement and is not considered proxy-soliciting material.

STOCKHOLDER PROPOSALS FOR 2016 ANNUAL MEETING

Under the rules of the SEC, stockholders who wish to submit proposals for inclusion in the Proxy Statement for the 2016 Annual Meeting of Stockholders must submit such proposals to our Corporate Secretary so as to be received by us at 123 Saginaw Drive, Redwood City, California 94063, on or before January 7, 2016. If a stockholder intends to make a nomination or present a proposal for other business (other than any proposal included in our proxy statement and form of proxy under Exchange Act Rule 14a-8) at the 2016 Annual Meeting of Stockholders, the stockholder must deliver written notice to our Corporate Secretary at the address provided above no later than March 22, 2016. Any stockholder proposal for other business must be a proper matter for stockholder action. If the date of the 2016 Annual Meeting of Stockholders changes by more than 30 days from the anniversary of the 2015 Annual Meeting of Stockholders, then stockholder notice must be received within a reasonable time before the Company mails the proxy materials for the 2016 Annual Meeting of Stockholders.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Esmé C. Smith
Esmé C. Smith, Vice President, General Counsel and Secretary Redwood City, California April 28, 2015

EXHIBIT A

HERON THERAPEUTICS, INC.

AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN

1. Purposes of the Plan.

The purpose of this Plan is to encourage ownership in Heron Therapeutics, Inc., a Delaware corporation (the “Company”), by key personnel whose long-term employment or other service relationship with the Company is considered essential to the Company’s continued progress and, thereby, encourage recipients to act in the stockholders’ interest and share in the Company’s success.

2. Definitions.

As used herein, the following definitions shall apply:

(a) “Administrator” means the Board, any Committees or such delegates as shall be administering the Plan in accordance with Section 4 of the Plan.

(b) “Affiliate” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant ownership interest as determined by the Administrator.

(c) “Applicable Laws” means the requirements relating to the administration of stock option and stock award plans under U.S. federal and state laws, any stock exchange or quotation system on which the Company has listed or submitted for quotation the Common Stock to the extent provided under the terms of the Company’s agreement with such exchange or quotation system and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan, the laws of such jurisdiction.

(d) “Award” means a Stock Award or Option granted in accordance with the terms of the Plan.

(e) “Awardee” means an Employee, Consultant or Director of the Company or any Affiliate who has been granted an Award under the Plan.

(f) “Award Agreement” means a Stock Award Agreement and/or Option Agreement, which may be in written or electronic format, in such form and with such terms and conditions as may be specified by the Administrator, evidencing the terms and conditions of an individual Award. Each Award Agreement is subject to the terms and conditions of the Plan.

(g) “Board” means the Board of Directors of the Company.

(h) “Cause” means, unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award Agreement, any of the following: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Company or Affiliate documents or records; (ii) the Participant’s material failure to abide by a Company’s or Affiliate’s code of conduct or other policies (including without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of the Company or an Affiliate (including, without limitation, the Participant’s improper use or disclosure of confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on the Company or an Affiliate’s reputation or business; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from the Company or an Affiliate (including, without limitation, habitual absence from work for reasons other than illness), and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment or service agreement between the Participant and the Company or an Affiliate, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with the Company or an Affiliate.

(i) “Change in Control” means, unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award Agreement, the occurrence of any of the following:

i. an Ownership Change Event or a series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or such surviving entity immediately outstanding after the Transaction, or, in the case of an Ownership Change Event described in Section 2(bb)(iii), the entity to which the assets of the Company were transferred (the “Transferee” ), as the case may be; or

ii. the liquidation or dissolution of the Company.

For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Board shall have the right to determine whether multiple sales or exchanges of the voting securities in the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive. The Board may also, but need not, specify that other transactions or events constitute a Change in Control.

(j) “Code” means the United States Internal Revenue Code of 1986, as amended.

(k) “Committee” means the compensation committee of the Board or a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

(l) “Common Stock” means the common stock of the Company.

(m) “Company” means Heron Therapeutics, Inc., a Delaware corporation, or its successor.

(n) “Consultant” means any person (including an advisor or an employee of an entity) that is engaged by the Company or any Parent, Subsidiary or Affiliate, to render services and is compensated for such services.

(o) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service; provided, however , if the Company for which a Participant is rendering services ceases to qualify as an “Affiliate,” as determined by the Board in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date such Company ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of: (i) any leave of absence approved by the Board or the chief executive officer of the Company, including sick leave, military leave or any other personal leave; or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(p) “Conversion Award” has the meaning set forth in Section 4(b)(xii) of the Plan.

(q) “Director” means a member of the Board.

(r) “Effective Date” means the date of approval of the Plan by the stockholders of the Company in the manner and to the extent required by Applicable Laws.

(s) “Employee” means a regular, active employee of the Company or any Affiliate, including an Officer and/or Inside Director. Within the limitations of Applicable Law, the Administrator shall have the discretion to determine the effect upon an Award and upon an individual’s status as an Employee in the case of (i) any individual who is classified by the Company or its Affiliate as leased from or otherwise employed by a third party or as intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise, (ii) any leave of absence approved by the Company or an Affiliate, (iii) any transfer between locations of employment with the Company or an Affiliate or between the Company and any Affiliate or between any Affiliates, (iv) any change in the Awardee’s status from an Employee to a Consultant or Director, and (v) at the request of the Company or an Affiliate an Employee becomes employed by any partnership, joint venture or corporation not meeting the requirements of an Affiliate in which the Company or an Affiliate is a party.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u) “Fair Market Value” means, as of any date, the value of a share of Common Stock or other property as determined by the Administrator, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

i. If, on such date, the Common Stock is listed on a national or regional securities exchange or market system, including without limitation the Nasdaq Stock Market, the Fair Market Value of a share of Common Stock shall be the closing price on such date of a share of Common Stock (or the mean of the closing bid and asked prices of a share of Common Stock if the stock is so quoted instead) as quoted on such exchange or market system constituting the primary market for the Common Stock, as reported in The Wall Street Journal or such other source as the Administrator deems reliable. If the relevant date does not fall on a day on which the Common Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Common Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Administrator, in its discretion.

ii. If, on such date, the Common Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Common Stock shall be as determined by the Administrator in good faith using a reasonable application of a reasonable valuation method without regard to any restriction other than a restriction which, by its terms, will never lapse.

(v) “Grant Date” means, for all purposes, the date on which the Administrator approves the determination of grant of an Award, or such other date as is determined by the Administrator, provided that in the case of any Incentive Stock Option, the grant date shall be the later of the date on which the Administrator makes the determination granting such Incentive Stock Option or the date of commencement of the Awardee’s employment relationship with the Company.

(w) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(x) “Inside Director” means a Director who is an Employee.

(y) “Nasdaq” means the Nasdaq Stock Market or its successor.

(z) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(aa) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(bb) “Option” means a right granted under Section 8 to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement or other documents evidencing the Option (the “Option Agreement” ). Both Options intended to qualify as Incentive Stock Options and Nonstatutory Stock Options may be granted under the Plan.

(cc) “Outside Director” means a Director who is not an Employee.

(dd) “Ownership Change Event” means the occurrence of any of the following with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company.

(ee) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code, or any successor provision.

(ff) “Participant” means the Awardee or any person (including any estate) to whom an Award has been assigned or transferred as permitted hereunder.

(gg) “Plan” means this Heron Therapeutics, Inc. 2007 Equity Incentive Plan.

(hh) “Qualifying Performance Criteria” shall have the meaning set forth in Section 13(b) of the Plan.

(ii) “Restricted Stock Unit” means a bookkeeping entry representing an amount equivalent to the Fair Market Value of one Share (or a fraction or multiple of such value), payable in cash, property or Shares. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Administrator.

(jj) “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

(kk) “Stock Appreciation Right” means a right to receive cash and/or shares of Common Stock based on a change in the Fair Market Value of a specific number of shares of Common Stock between the grant date and the exercise date granted under Section 12.

(ll) “Stock Award” means an award or issuance of Shares, Restricted Stock Units, Stock Appreciation Rights or other similar awards made under Section 12 of the Plan, the grant, issuance, retention, vesting, settlement, and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as are expressed in the agreement or other documents evidencing the Award (the “Stock Award Agreement” ).

(mm) “Subsidiary” means any company (other than the Company) in an unbroken chain of companies beginning with the Company, provided each company in the unbroken chain (other than the Company) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

(nn) “Termination of Continuous Service” shall mean ceasing to be in Continuous Service as an Employee, Consultant or Director, as determined in the sole discretion of the Administrator. However, for Incentive Stock Option purposes, Termination of Continuous Service will occur when the Awardee ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or one of its Subsidiaries. The Administrator shall determine whether any corporate transaction, such as a sale or spin-off of a division or business unit, or a joint venture, shall be deemed to result in a Termination of Continuous Service.

(oo) “Total and Permanent Disability” shall have the meaning set forth in Section 22(e)(3) of the Code.

3. Stock Subject to the Plan.

(a) Aggregate Limits. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be sold or issued under the Plan is 10,800,000 shares of Common Stock, provided that the total number of shares authorized for issuance hereunder shall be automatically increased by a positive number on each of December 31 2011, December 31, 2012 and December 31, 2013 to equal 14% of the aggregate number of shares of Common Stock a) issued and outstanding and b) issuable upon conversion of the then outstanding senior secured convertible notes due 2021, including any interest amounts added to the outstanding principal at the election of the holders. Shares subject to Awards granted under the Plan that are cancelled, expire or are forfeited shall be available for re-grant under the Plan. If an Awardee pays the exercise or purchase price of an Award granted under the Plan through the tender or withholding of Shares, or if Shares are tendered or withheld to satisfy any Company withholding obligations, the number of Shares so tendered or withheld shall become available for re-issuance thereafter under the Plan. The Shares subject to the Plan may be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.

(b) Code Section 162(m) Share Limits. Subject to the provisions of Section 14 of the Plan, the aggregate number of Shares subject to Awards granted under this Plan during any calendar year to any one Awardee shall not exceed 50% of the maximum aggregate number of shares that are authorized for issuance at the end of such calendar year, after giving effect to the automatic increase, if any, of shares authorized for issuance pursuant to Section 3(a) of the Plan , except that in connection with his or her first commencing service with the Company or an Affiliate, an Awardee may be granted Awards covering up to an additional 200,000 Shares during the year in which such service commences. Notwithstanding anything to the contrary in the Plan, the limitations set forth in this Section 3(b) shall be subject to adjustment under Section 14(a) of the Plan only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance based compensation” under Code Section 162(m).

4. Administration of the Plan.

(a) Procedure.

i. Multiple Administrative Bodies. The Plan shall be administered by the Board, a Committee and/or their delegates.

ii. Section 162. To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, Awards to “covered employees” within the meaning of Section 162(m) of the Code or Employees that the Committee determines may be “covered employees” in the future shall be made by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

iii. Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”), Awards to Officers and Directors shall be made by the entire Board or a Committee of two or more “non-employee directors” within the meaning of Rule 16b-3.

iv. Other Administration. The Board or a Committee may delegate to an authorized officer or officers of the Company the power to approve Awards to persons eligible to receive Awards under the Plan who are not (A) subject to Section 16 of the Exchange Act or (B) at the time of such approval, “covered employees” under Section 162(m) of the Code or (C) any other executive officer.

v. Delegation of Authority for the Day-to-Day Administration of the Plan. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

vi. Nasdaq. To the extent that the Common Stock is then listed on Nasdaq, the Plan will be administered in a manner that complies with any applicable Nasdaq or stock exchange listing requirements.

(b) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee or delegates acting as the Administrator, subject to the specific duties delegated to such Committee or delegates, the Administrator shall have the authority, in its discretion:

i. to select the Employees, Consultants and Directors of the Company or its Affiliates to whom Awards are to be granted hereunder;

ii. to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

iii. to determine the type of Award to be granted to the selected Employees, Consultants and Directors;

iv. to approve forms of Award Agreements for use under the Plan;

v. to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise and/or purchase price (if applicable), the time or times when an Award may be exercised (which may or may not be based on performance criteria), the vesting schedule, any vesting and/or exercisability acceleration or waiver of forfeiture restrictions, the acceptable forms of consideration, the term, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine and may be established at the time an Award is granted or thereafter;

vi. to correct administrative errors;

vii. to construe and interpret the terms of the Plan (including sub-plans and Plan addenda) and Awards granted pursuant to the Plan;

viii. to adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized (A) to adopt the rules and procedures regarding the conversion of local currency, withholding procedures and handling of stock certificates which vary with local requirements and (B) to adopt sub-plans and Plan addenda as the Administrator deems desirable, to accommodate foreign laws, regulations and practice;

ix. to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans and Plan addenda;

x. to modify or amend each Award, including, but not limited to, the acceleration of vesting and/or exercisability, provided, however, that any such amendment is subject to Section 15 of the Plan and except as set forth in that Section, may not impair any outstanding Award unless agreed to in writing by the Participant;

xi. to allow Participants to satisfy withholding tax amounts by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or vesting of a Stock Award that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined in such manner and on such date that the Administrator shall determine or, in the absence of provision otherwise, on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may provide;

xii. to authorize conversion or substitution under the Plan of any or all stock options, stock appreciation rights or other stock awards held by service providers of an entity acquired by the Company (the “Conversion Awards” ). Any conversion or substitution shall be effective as of the close of the merger, acquisition or other transaction. The Conversion Awards may be Nonstatutory Stock Options or Incentive Stock Options, as determined by the Administrator, with respect to options granted by the acquired entity; provided, however, that with respect to the conversion of stock appreciation rights in the acquired entity, the Conversion Awards shall be Nonstatutory Stock Options. Unless otherwise determined by the Administrator at the time of conversion or substitution, all Conversion Awards shall have the same terms and conditions as Awards generally granted by the Company under the Plan;

xiii. to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

xiv. to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy or under any other Company policy relating to Company stock and stock ownership and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;

xv. to provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award;

xvi. to cause all outstanding Awards held by an Awardee to terminate immediately in their entirety (including as to vested Options) upon first notification to the Awardee of the Awardee’s Termination of Continuous Service for Cause. If an Awardee’s Continuous Service with the Company is suspended pending an investigation of whether the Awardee shall be terminated for Cause, the Administrator has the authority to cause all the Awardee’s rights under all outstanding Awards to be suspended during the investigation period in which event the Awardee shall have no right to exercise any outstanding Awards.

xvii. to determine whether and to what extent the vesting of Awards shall be tolled during any unpaid leave of absence. In the event of military leave, vesting shall toll during any unpaid portion of such leave, provided that, upon an Awardee’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to

Options to the same extent as would have applied had the Awardee continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave.

xviii. to make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder.

(c) Effect of Administrator’s Decision. All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, shall be final and binding on all Participants and on all other persons. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

5. Eligibility.

Awards may be granted to Employees, Consultants and Directors of the Company or any of its Affiliates; provided that Incentive Stock Options may be granted only to Employees of the Company or of a Subsidiary of the Company.

6. Term of Plan.

The Plan shall become effective on the Effective Date. It shall continue in effect for a term of ten (10) years from the later of the Effective Date or the date any amendment to add shares to the Plan is approved by stockholders of the Company unless terminated earlier under Section 15 of the Plan.

7. Term of Award.

The term of each Award shall be determined by the Administrator and stated in the Award Agreement. In the case of an Option, the term shall be ten (10) years from the Grant Date or such shorter term as may be provided in the Award Agreement; provided that an Incentive Stock Option granted to an Employee who on the Grant Date owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary shall have a term of no more than five (5) years from the Grant Date.

8. Options.

The Administrator may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Administrator or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the satisfaction of an event or condition within the control of the Awardee or within the control of others.

(a) Option Agreement. Each Option Agreement shall contain provisions regarding (i) the number of Shares that may be issued upon exercise of the Option, (ii) the type of Option, (iii) the exercise price of the Shares and the means of payment for the Shares, (iv) the term of the Option, (v) such terms and conditions on the vesting and/or exercisability of an Option as may be determined from time to time by the Administrator, (vi) restrictions on the transfer of the Option or the Shares issued upon exercise of the Option and forfeiture provisions, and (vii) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

(b) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

i. In the case of an Incentive Stock Option, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the Grant Date; provided however, that in the case of an Incentive Stock Option granted to an Employee who on the Grant Date owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the Grant Date.

ii. In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the Grant Date.

iii. Notwithstanding the foregoing, at the Administrator’s discretion, Conversion Awards may be granted in substitution and/or conversion of options of an acquired entity, with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of such substitution and/or conversion.

(c) Vesting Period and Exercise Dates. Options granted under this Plan shall vest and/or be exercisable at such time and in such installments during the period prior to the expiration of the Option’s term as determined by the Administrator. The Administrator shall have the right to make the timing of the ability to exercise any Option granted under this Plan subject to continued employment, the passage of time and/or such performance requirements as deemed appropriate by the Administrator, or to grant fully vested Options. At any time after the grant of an Option, the Administrator may reduce or eliminate any restrictions surrounding any Participant’s right to exercise all or part of the Option.

(d) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment, either through the terms of the Option Agreement or at the time of exercise of an Option. Acceptable forms of consideration may include:

i. cash;

ii. check or wire transfer (denominated in U.S. Dollars);

iii. subject to the Company’s discretion to refuse for any reason and at any time to accept such consideration and subject to any conditions or limitations established by the Administrator, other Shares held by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

iv. consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Administrator;

v. cashless “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issued upon exercise by the largest whole number of Shares having an aggregate Fair Market Value that does not exceed the aggregate exercise price; provided that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the exercise price not satisfied by such reduction in the number of whole Shares to be issued;

vi. such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

vii. any combination of the foregoing methods of payment.

(e) No Option (or Stock Appreciation Right) Repricings. Other than in connection with a change in the Company’s capitalization (as described in Section 14(a) of the Plan), a Repricing (as defined below) is prohibited without approval by the stockholders of the Company.

“Repricing” means any of the following or any other action that has the same purpose and effect: (a) lowering the exercise price of an outstanding Option or Stock Appreciation Right granted under this Plan after it is granted; (b) any other action affecting an outstanding Option or Stock Appreciation Right granted under this Plan that is treated as a repricing under United States generally accepted accounting principles; (c) canceling an outstanding Option or Stock Appreciation Right granted under this Plan at a time when its exercise or purchase price exceeds the then fair market value of the stock underlying such outstanding Option or Stock Appreciation Right, in exchange for another Option or Stock Appreciation Right or a cash payment, unless the cancellation and exchange occurs in connection with a merger, consolidation, sale of substantially all the Company’s assets, acquisition, spin-off, spin-out, or other similar corporate transaction.

9. Effect of Termination of Continuous Service on Awards

(a) Generally. Unless otherwise provided for by the Administrator, upon an Awardee’s Termination of Continuous Service other than as a result of circumstances described in Sections 9(b), (c), (d) and (e) below, all outstanding Awards granted to such Awardee that were vested and exercisable as of the date of the Awardee’s Termination of Continuous Service may be exercised by the Awardee until the earlier of (A) three (3) months following Awardee’s Termination of Continuous Service or (B) the expiration of the term of such Award; provided, however, that the Administrator may in the Award Agreement specify a period of time (but not beyond the expiration date of the Award) following Termination of Continuous Service during which the Awardee may exercise the Award as to Shares that were vested and exercisable as of the date of Termination of Continuous Service. To the extent such a period following Termination of Continuous Service is specified, the Award shall automatically terminate at the end of such period to the extent the Awardee has not exercised it within such period.

(b) Disability of Awardee. Unless otherwise provided for by the Administrator, upon an Awardee’s Termination of Continuous Service as a result of the Awardee’s disability, including Total and Permanent Disability, all outstanding Awards granted to such Awardee that were vested and exercisable as of the date of the Awardee’s Termination of Continuous Service may be exercised by the Awardee until the earlier of (A) twelve (12) months following Awardee’s Termination of Continuous Service as a result of Awardee’s disability, including Total and Permanent Disability or (B) the expiration of the term of such Award. If the Participant does not exercise such Award within the time specified, the Award (to the extent not exercised) shall automatically terminate.

(c) Death of Awardee. Unless otherwise provided for by the Administrator, upon an Awardee’s Termination of Continuous Service as a result of the Awardee’s death, all outstanding Awards granted to such Awardee that were vested and exercisable as of the date of the Awardee’s death may be exercised until the earlier of (A) twelve (12) months following the Awardee’s death or (B) the expiration of the term of such Award. If an Award is held by the Awardee when he or she dies, such Award may be exercised, to the extent the Award is vested and exercisable, by the beneficiary designated by the Awardee (as provided in Section 16 of the Plan), the executor or administrator of the Awardee’s estate or, if none, by the person(s) entitled to exercise the Award under the Awardee’s will or the laws of descent or distribution; provided that the Company need not accept exercise of an Award by such beneficiary, executor or administrator unless the Company has satisfactory evidence of such person’s authority to act as such. If the Award is not so exercised within the time specified, such Award (to the extent not exercised) shall automatically terminate. The Awardee’s service shall be deemed to have terminated on account of death if the Awardee dies within three (3) months (or such longer period as determined by the Administrator, in its discretion) after the Awardee’s Termination of Continuous Service.

(d) Termination for Cause. The Administrator has the authority to cause all outstanding Awards held by an Awardee to terminate immediately in their entirety (including as to vested Awards) upon first notification to the Awardee of the Awardee’s Termination of Continuous Service for Cause in accordance with Section 4(b)(xvi) above.

(e) Other Terminations of Continuous Service. The Administrator may provide in the applicable Award Agreement for different treatment of Awards upon Termination of Continuous Service of the Awardee than that specified above.

(f) Extension of Exercise Period. The Administrator shall have full power and authority to extend the period of time for which an Award is to remain exercisable following an Awardee’s Termination of Continuous Service from the periods set forth in Sections 9(a), (b), (c), (d) and (e) above or in the Award Agreement to such greater time as the Administrator shall deem appropriate, provided that in no event shall such Award be exercisable later than the date of expiration of the term of such Award as set forth in the Award Agreement.

(g) Extension if Exercise Prevented by Law. Notwithstanding the foregoing, other than a termination for Cause, if a sale within the applicable time periods set forth in Section 9(a), (b), (c) and (e) above or in the Award Agreement is prevented by Section 18 below, the Award shall remain exercisable until thirty (30) days after the date the Awardee is notified by the Company that the Award is exercisable, but in any event no later than the Award expiration date.

(h) Extension if Subject to Section 16(b). Notwithstanding the foregoing, other than a termination for Cause, if a sale within the applicable time periods set forth in Section 9(a), (b), (c) and (e) above or in the Award Agreement would subject the Awardee to a suit under Section 16(b) of the Exchange Act, the Award shall remain exercisable until the earliest to occur of (i) the tenth (10 th ) day following the date on which a sale of shares by the Awardee would no longer be subject to suit, (ii) the one hundred ninetieth (190 th ) day after Awardee’s Termination of Continuous Service, or (iii) the Award expiration date.

10. Incentive Stock Option Limitations/Terms.

(a) Eligibility. Only employees (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or any of its Subsidiaries may be granted Incentive Stock Options.

(b) $100,000 Limitation. Notwithstanding the designation “Incentive Stock Option” in an Option Agreement, if and to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Awardee during any calendar year (under all plans of the Company and any of its Subsidiaries) exceeds U.S. $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 10(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the Grant Date.

(c) Transferability. An Incentive Stock Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner by the Awardee otherwise than by will or the laws of descent and distribution, and, during the lifetime of such Awardee, may only be exercised by the Awardee. If the terms of an Incentive Stock Option are amended to permit transferability, the Option will be treated for tax purposes as a Nonstatutory Stock Option. The designation of a beneficiary by an Awardee will not constitute a transfer.

(d) Exercise Price. The per Share exercise price of an Incentive Stock Option shall be determined by the Administrator in accordance with Section 8(b)(i) of the Plan.

(e) Other Terms. Option Agreements evidencing Incentive Stock Options shall contain such other terms and conditions as may be necessary to qualify, to the extent determined desirable by the Administrator, with the applicable provisions of Section 422 of the Code.

11. Exercise of Award.

(a) Procedure for Exercise.

i. Any Award granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the respective Award Agreement.

ii. An Award shall be deemed exercised when the Company receives (A) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Award; (B) full payment for the Shares with respect to which the related Award is exercised; and (C) payment of all applicable withholding taxes (if any).

iii. An Award may not be exercised for a fraction of a Share.

(b) Rights as a Stockholder. The Company shall issue (or cause to be issued) such Shares as administratively practicable after the Award is exercised. Shares issued upon exercise of an Award shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Unless provided otherwise by the Administrator or pursuant to this Plan, until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to an Award, notwithstanding the exercise of the Award.

12. Stock Awards.

(a) Stock Award Agreement. Each Stock Award Agreement shall contain provisions regarding (i) the number of Shares subject to such Stock Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment for the Shares, (iii) the performance criteria (including Qualifying Performance Criteria), if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting, settlement and/or forfeiture of the Shares as may be determined from time to time by the Administrator, (v) restrictions on the transferability of the Stock Award and (vi) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

(b) Restrictions and Performance Criteria. The grant, issuance, retention, settlement and/or vesting of each Stock Award or the Shares subject thereto may be subject to such performance criteria (including Qualifying Performance Criteria) and level of achievement versus these criteria as the Administrator shall determine, which criteria may be based on financial performance, personal performance evaluations and/or completion of service by the Awardee. Unless otherwise permitted in compliance with the requirements of Code Section 162(m) with respect to an Award intended to comply as “performance-based compensation” thereunder, the Committee shall establish the Qualifying Performance Criteria applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable performance period, or (b) the date on which 25% of the performance period has elapsed, and in any event at a time when the achievement of the applicable Qualifying Performance Criteria remains substantially uncertain.

(c) Forfeiture. Unless otherwise provided for by the Administrator, upon the Awardee’s Termination of Continuous Service, the Stock Award and the Shares subject thereto shall be forfeited, provided that to the extent that the Participant purchased or earned any Shares, the Company shall have a right to repurchase the unvested Shares at such price and on such terms and conditions as the Administrator determines.

(d) Rights as a Stockholder. Unless otherwise provided by the Administrator in the Award Agreement, the Participant shall have the rights equivalent to those of a stockholder and shall be a stockholder only after Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) to the Participant. Unless otherwise provided by the Administrator, a Participant holding Stock Units shall not be entitled to receive dividend payments or any credit therefor as if he or she was an actual stockholder.

(e) Stock Appreciation Rights.

i. General. Stock Appreciation Rights may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. The Administrator may grant Stock Appreciation Rights to eligible Participants subject to terms and conditions not inconsistent with this Plan and determined by the Administrator. The specific terms and conditions applicable to the Participant shall be provided for in the Stock Award Agreement. Stock Appreciation Rights shall be exercisable, in whole or in part, at such times as the Administrator shall specify in the Stock Award Agreement.

ii. Exercise of Stock Appreciation Right. Upon the exercise of a Stock Appreciation Right, in whole or in part, the Participant shall be entitled to a payment in an amount equal to the excess of the Fair Market Value on the date of exercise of a fixed number of Shares covered by the exercised portion of the Stock Appreciation Right, over the Fair Market Value on the Grant Date of the Shares covered by the exercised portion of the Stock Appreciation Right (or such other amount calculated with respect to Shares subject to the Award as the Administrator may determine). The amount due to the Participant upon the exercise of a Stock Appreciation Right shall be paid in such form of consideration as determined by the Administrator and may be in cash, Shares or a combination thereof, over the period or periods specified in the Stock Award Agreement. A Stock Award Agreement may place limits on the amount that may be paid over any specified period or periods upon the exercise of a Stock Appreciation Right, on an aggregate basis or as to any Participant. A Stock Appreciation Right shall be considered exercised when the Company receives written notice of exercise in accordance with the terms of the Stock Award Agreement from the person entitled to exercise the Stock Appreciation Right.

iii. Nonassignability of Stock Appreciation Rights. Except as determined by the Administrator, no Stock Appreciation Right shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution.

13. Other Provisions Applicable to Awards.

(a) Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner for value other than by beneficiary designation, will or by the laws of descent or distribution. Subject to Section 10(c), the Administrator may in its discretion make an Award transferable to an Awardee’s family member or any other person or entity as it deems appropriate. If the Administrator makes an Award transferable, either at the time of grant or thereafter, such Award shall contain such additional terms and conditions as the Administrator deems appropriate, and any transferee shall be deemed to be bound by such terms upon acceptance of such transfer.

(b) Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, Affiliate or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator in the Award: (i) cash flow; (ii) earnings (including gross margin; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings before taxes; and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average stockholders’ equity; (vii) total stockholder return; (viii) return on capital; (ix) return on assets or net assets; (x) return on investment; (xi) revenue or growth in revenue; (xii) income or net income; (xiii) operating income or net operating income, in aggregate or per share; (xiv) operating profit or net operating profit; (xv) operating margin; (xvi) return on operating revenue; (xvii) market share; (xviii) contract awards or backlog; (xix) overhead or other expense reduction; (xx) growth in stockholder value relative to the moving average of the S&P 500 Index or a peer group index; (xxi) credit rating; (xxii) strategic plan development and implementation (including individual performance objectives that relate to achievement of the Company’s or any business unit’s strategic plan); (xxiii) improvement in workforce diversity; (xxiv) growth of revenue, operating income or net income; (xxv) efficiency ratio; (xxvi) ratio of nonperforming assets to total assets; and (xxvii) any other similar criteria. The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (A) asset write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; (E) any gains or losses classified as extraordinary or as discontinued operations in the Company’s financial statements; and (F) mergers, acquisitions or divestitures.

(c) Certification. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall certify the extent to which any Qualifying Performance Criteria and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock).

(d) Discretionary Adjustments Pursuant to Section 162(m). Notwithstanding satisfaction of any completion of any Qualifying Performance Criteria, to the extent specified at the time of grant of an Award to “covered employees” within the meaning of Section 162(m) of the Code, the number of Shares, Options or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Qualifying Performance Criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

(e) Tax Withholding Obligation. As a condition of the grant, issuance, vesting, exercise or settlement of an Award granted under the Plan, the Participant shall make such arrangements as the Administrator may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with such grant, issuance, vesting, exercise or settlement of the Award. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied.

(f) Compliance with Section 409A. Notwithstanding anything to the contrary contained herein, to the extent that the Administrator determines that any Award granted under the Plan is subject to Code Section 409A and unless otherwise specified in the applicable Award Agreement, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary for such Award to avoid the consequences described in Code Section 409A(a)(1), and to the maximum extent permitted under Applicable Law (and unless otherwise stated in the applicable Award Agreement), the Plan and the Award Agreements shall be interpreted in a manner that results in their conforming to the requirements of Code Section 409A(a)(2), (3) and (4) and any Department of Treasury or Internal Revenue Service regulations or other interpretive guidance issued under Section 409A (whenever issued, the “Guidance” ). Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement provides otherwise, with specific reference to this sentence), to the extent that a Participant holding an Award that constitutes “deferred compensation” under Section 409A and the Guidance is a “specified employee” (also as defined thereunder), no distribution or payment of any amount shall be made before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A and the Guidance) or, if earlier, the date of the Participant’s death.

(g) Deferral of Award Benefits. The Administrator may in its discretion and upon such terms and conditions as it determines appropriate permit one or more Participants whom it selects to (a) defer compensation payable pursuant to the terms of an Award, or (b) defer compensation arising outside the terms of this Plan pursuant to a program that provides for deferred payment in satisfaction of such other compensation amounts through the issuance of one or more Awards. Any such deferral arrangement shall be evidenced by an Award Agreement in such form as the Administrator shall from time to time establish, and no such deferral arrangement shall be a valid and binding obligation unless evidenced by a fully executed Award Agreement, the form of which the Administrator has approved, including through the Administrator’s establishing a written program (the “Program” ) under this Plan to govern the form of Award Agreements participating in such Program. Any such Award Agreement or Program shall specify the treatment of dividends or dividend equivalent rights (if any) that apply to Awards governed thereby, and shall further provide that any elections governing payment of amounts pursuant to such Program shall be in writing, shall be delivered to the Company or its agent in a form and manner that complies with Code

Section 409A and the Guidance, and shall specify the amount to be distributed in settlement of the deferral arrangement, as well as the time and form of such distribution in a manner that complies with Code Section 409A and the Guidance.

14. Adjustments upon Changes in Capitalization, Dissolution, or Change In Control

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, the number of shares of Common Stock which have been authorized for issuance under the Plan, but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation, forfeiture or expiration of an Award, the price per Share subject to each such outstanding Award and each of the share limits set forth in Section 3(a) and 3(b), shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, payment of a dividend or distribution in a form other than stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of the shares of Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised or the Shares subject thereto issued to the Awardee and unless otherwise determined by the Administrator, an Award will terminate immediately prior to the consummation of such proposed transaction.

(c) Change in Control. In the event there is a Change in Control of the Company, as determined by the Board or a Committee, the Board or Committee may, in its discretion, (i) provide for the assumption or substitution of, or adjustment (including to the number and type of Shares and exercise or purchase price applicable) to, each outstanding Award; (ii) accelerate the vesting of Options and terminate any restrictions on Stock Awards; and/or (iii) provide for termination of Awards as a result of the Change in Control on such terms and conditions as it deems appropriate, including providing for the cancellation of Awards for a cash or other payment to the Participant.

For purposes of this Section 14(c), an Award shall be considered assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Change in Control, as the case may be, each holder of an Award would be entitled to receive upon exercise of the Award the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of Shares covered by the Award at such time (after giving effect to any adjustments in the number of Shares covered by the Award as provided for in Section 14(a); provided that if such consideration received in the transaction is not solely common stock of the successor corporation, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the Award to be solely common stock of the successor corporation equal to the Fair Market Value of the per Share consideration received by holders of Common Stock in the transaction.

15. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Administrator may amend, alter or discontinue the Plan or any Award Agreement, but any such amendment shall be subject to approval of the stockholders of the Company in the manner and to the extent required by Applicable Laws. To the extent required to comply with Section 162(m), the Company shall seek re-approval of the Plan from time to time by the stockholders. In addition, without limiting the foregoing, unless approved by the stockholders of the Company, no such amendment shall be made that would:

i. materially increase the maximum number of Shares for which Awards may be granted under the Plan, other than an increase pursuant to Section 3 or Section 14 of the Plan; or

ii. reduce the minimum exercise prices at which Options may be granted under the Plan (as set forth in Section 8(b)); or

iii. result in a Repricing (as defined in Section 8(e)) of Options or Stock Appreciation Rights; or

iv. change the class of persons eligible to receive Awards under the Plan.

(b) Effect of Amendment or Termination. No amendment, suspension or termination of the Plan shall impair the rights of any Award, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company; provided further that the Administrator may amend an outstanding Award in order to conform it to the Administrator’s intent (in its sole discretion) that such Award not be subject to Code Section 409A(a)(1)(B). Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(c) Effect of the Plan on Other Arrangements. Neither the adoption of the Plan by the Board or a Committee nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or any Committee to adopt such other incentive arrangements as it or they may deem desirable, including without limitation, the granting of restricted stock, stock options or cash bonuses otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases. The value of Awards granted pursuant to the Plan will not be included as compensation, earnings, salaries or other similar terms used when calculating an Awardee’s benefits under any employee benefit plan sponsored by the Company or any Subsidiary except as such plan otherwise expressly provides.

16. Designation of Beneficiary.

(a) An Awardee may file a written designation of a beneficiary who is to receive the Awardee’s rights pursuant to Awardee’s Award or the Awardee may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan. To the extent that Awardee has completed a designation of beneficiary while employed with the Company, such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Awardee to the extent enforceable under Applicable Law.

(b) Such designation of beneficiary may be changed by the Awardee at any time by written notice. In the event of the death of an Awardee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such

Awardee’s death, the Company shall allow the executor or administrator of the estate of the Awardee to exercise the Award, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may allow the spouse or one or more dependents or relatives of the Awardee to exercise the Award to the extent permissible under Applicable Law or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

17. No Right to Awards or to Employment.

No person shall have any claim or right to be granted an Award and the grant of any Award shall not be construed as giving an Awardee the right to continue in the employ or service of the Company or its Affiliates. Further, the Company and its Affiliates expressly reserve the right, at any time, to dismiss any Employee, Consultant or Awardee at any time without liability or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.

18. Legal Compliance.

Subject to Section 22, Shares shall not be issued pursuant to the exercise of an Option or Stock Award unless the exercise of such Option or Stock Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

19. Reservation of Shares.

The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

20. Notice.

Any written notice to the Company required by any provisions of this Plan shall be addressed to the Secretary of the Company and shall be effective when received.

21. Governing Law; Interpretation of Plan and Awards.

(a) This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the state of Delaware.

(b) In the event that any provision of the Plan or any Award granted under the Plan is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of the terms of the Plan and/or Award shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

(c) The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of the Plan, nor shall they affect its meaning, construction or effect.

(d) The terms of the Plan and any Award shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

(e) All questions arising under the Plan or under any Award shall be decided by the Administrator in its total and absolute discretion. In the event the Participant believes that a decision by the Administrator with respect to such person was arbitrary or capricious, the Participant may request arbitration with respect to such decision. The review by the arbitrator shall be limited to determining whether the Administrator’s decision was arbitrary or capricious. This arbitration shall be the sole and exclusive review permitted of the Administrator’s decision, and the Awardee shall as a condition to the receipt of an Award be deemed to explicitly waive any right to judicial review.

(f) Notice of demand for arbitration shall be made in writing to the Administrator within thirty (30) days after the applicable decision by the Administrator. The arbitrator shall be appointed in accordance with the Commercial Rules of Dispute Resolution of the American Arbitration Association; provided, however, that the arbitration shall not be administered by the American Arbitration Association. The arbitration shall be administered and conducted by the arbitrator pursuant to the Commercial Rules of Dispute Resolution of the American Arbitration Association. The decision of the arbitrator on the issue(s) presented for arbitration shall be final and conclusive and may be enforced in any court of competent jurisdiction.

22. Limitation on Liability.

The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, an Employee, an Awardee or any other persons as to:

(a) The Non-Issuance of Shares. The non-issuance or sale of Shares (including under Section 18 above) as to which the Company has been unable, or the Arbitration deems it infeasible, to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

(b) Tax Consequences. Any tax consequence realized by any Participant, Employee, Awardee or other person due to the receipt, vesting, exercise or settlement of any Option or other Award granted hereunder or due to the transfer of any Shares issued hereunder. The Participant is responsible for, and by accepting an Award under the Plan agrees to bear, all taxes of any nature that are legally imposed upon the Participant in connection with an Award, and the Company does not assume, and will not be liable to any party for, any cost or liability arising in connection with such tax liability legally imposed on the Participant. In particular, Awards issued under the Plan may be characterized by the Internal Revenue Service (the “IRS”) as “deferred compensation” under the Code resulting in additional taxes, including in some cases interest and penalties. In the event the IRS determines that an Award constitutes deferred compensation under the Code or challenges any good faith characterization made by the Company or any other party of the tax treatment applicable to an Award, the Participant will be responsible for the additional taxes, and interest and penalties, if any, that are determined to apply if such challenge succeeds, and the Company will not reimburse the Participant for the amount of any additional taxes, penalties or interest that result.

(c) Forfeiture. The requirement that Participant forfeit an Award, or the benefits received or to be received under an Award, pursuant to any Applicable Law.

23. Indemnification.

In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Company or an Affiliate, members of the Board and any officers or employees of the Company or an Affiliate to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in any such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

24. Unfunded Plan.

Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Awardees who are granted Stock Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company nor the Administrator be deemed to be a trustee of stock or cash to be awarded under the Plan. Any liability of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation which may be created by this Plan.

EXHIBIT B

HERON THERAPEUTICS, INC.

1997 EMPLOYEE STOCK PURCHASE PLAN

(as amended through June 9, 2015)

1. PURPOSE. This Heron Therapeutics, Inc. 1997 Employee Stock Purchase Plan is designed to encourage and assist employees of Heron Therapeutics, Inc. and participating subsidiaries to acquire an equity interest in the Company through the purchase of shares of Company common stock.

2. DEFINITIONS. As used herein, the following definitions shall apply:

(a) “Administrator” shall mean the entity, either the Board or the committee of the Board, responsible for administering this Plan, as provided in Section 3.

(b) “Board” shall mean the Board of Directors of the Company, as constituted from time to time.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

(d) “Company” shall mean Heron Therapeutics, Inc., a Delaware corporation, and Participating Subsidiaries.

(e) “Common Stock” shall mean the Common Stock, $.01 par value, of the Company.

(f) “Employee” shall mean any individual who is an employee of the Company or a Participating Subsidiary within the meaning of Section 3401(c) of the Code and the Treasury Regulations thereunder.

(g) “Enrollment Date” shall have the meaning set forth in Section 6.

(h) “Fair market value” means as of any given date: (i) the closing price of the Common Stock on the NASDAQ Stock Market as reported in the Wall Street Journal; or (ii) if the Common Stock is no longer quoted on the NASDAQ Stock Market, but is listed on an established stock exchange or quoted on any other established interdealer quotation system, the closing price for the Common Stock on such exchange or system, as reported in the Wall Street Journal; or (iii) in the absence of an established market for the Common Stock, the fair market value of the Common Stock as determined by the Administrator in good faith.

(i) “Lower Price Enrollment Date” shall have the meaning set forth in Section 6.

(j) “Option Period” shall have the meaning set forth in Section 7(b).

(k) “Participating Subsidiary” shall mean a Subsidiary which has been designated by the Administrator as covered by the Plan.

(l) “Plan” shall mean this Heron Therapeutics, Inc. 1997 Employee Stock Purchase Plan, as it may be amended from time to time.

(m) “Purchase Date” shall have the meaning set forth in Section 9(a).

(n) “Section” unless the context clearly indicates otherwise, shall refer to a Section of this Plan.

(o) “Subsidiary” shall mean a “subsidiary corporation” of the Company, whether now or hereafter existing, within the meaning of Section 424(f) of the Code, but only for so long as it is a “subsidiary corporation.”

(p) “Trading Day” means any day on which regular trading occurs on any established stock exchange or market system on which the Common Stock is traded.

3. ADMINISTRATION.

(a) Administrator. The Plan shall be administered by the Board or, upon delegation by the Board, by a committee of the Board (in either case, the “Administrator”). In connection with the administration of the Plan, the Administrator shall have the powers possessed by the Board. The Administrator may act only by a majority of its members. The Administrator may delegate administrative duties to such employees of the Company as it deems proper, so long as such delegation is not otherwise prohibited by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or other applicable law. The Board at any time may terminate the authority delegated to any committee of the Board pursuant to this Section 3(a) and revest in the Board the administration of the Plan.

(b) Administrator Determinations Binding. The Administrator may adopt, alter and repeal administrative rules, guidelines and practices governing the Plan and the options granted under it as it shall deem advisable from time to time, may interpret the terms and provisions of the Plan and the Options granted under it, may correct any defect, omission or inconsistency in the Plan or in any Option; and may otherwise supervise the administration of the Plan and the Options granted under it. The Administrator may establish, under guidelines from the Board, limits on the number of shares which may be purchased by each participant on an annual or other periodic basis or on the number of shares which may be purchased on any Purchase Date. All decisions made by the Administrator under the Plan shall be binding on all persons, including the Company and all participants in the Plan. No member of the Administrator shall be liable for any action that he or she has in good faith taken or failed to take with respect to this Plan.

4. NUMBER OF SHARES.

(a) The Company has reserved for sale under the Plan 175,000 shares of Common Stock. Shares sold under the Plan may be newly issued shares or shares reacquired in private transactions or open market purchases, but all shares sold under the Plan, regardless of source, shall be counted against the 175,000 share limitation. If at any Purchase Date, the shares available under the Plan are less than the number all participants would otherwise be entitled to purchase on such date, purchases shall be reduced proportionately to eliminate the deficit. If, at any Purchase Date, the shares which may be purchased by a participant are restricted on account of a limit on the aggregate shares which may be purchased per employee, purchases under each option shall be reduced proportionately. Any funds that cannot be applied to the purchase of shares due to such reductions shall be refunded to participants as soon as administratively feasible.

(b) In the event of any reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, offering of rights, or other similar change in the capital structure of the Company, the Board may make such adjustment, if any, as it deems appropriate in the number, kind, and purchase price of the shares available for purchase under the Plan and in the maximum number of shares subject to any option under the Plan.

5. ELIGIBILITY REQUIREMENTS.

(a) Each Employee of the Company, except those described in the next paragraph, shall become eligible to participate in the Plan in accordance with Section 6 on the first Enrollment Date on or following commencement of his or her employment by the Company or following such period of employment as is designated by the Administrator from time to time. Participation in the Plan is entirely voluntary.

(b) The following Employees are not eligible to participate in the Plan:

(i) Employees who would, immediately upon enrollment in the Plan, own directly or indirectly, or hold options or rights to acquire stock possessing, five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary of the Company; and

(ii) Employees who are customarily employed by the Company fewer than twenty (20) hours per week or fewer than five (5) months in any calendar year.

6. ENROLLMENT. Any eligible employee may enroll or re-enroll in the Plan each year as of the close of the first trading day of: (a) May and November of each such year; or (b) such other days as may be established by the Board from time to time (the “Enrollment Dates”); provided, that the first Enrollment Date shall be April 30, 1997. In order to enroll, an eligible employee must complete, sign, and submit to the Company an enrollment form. Any enrollment form received by the Company by the 20th day of the month preceding an Enrollment Date (or by the Enrollment Date in the case of employees hired after such 20th day or in the case of the first Enrollment Date), or such other date established by the Administrator from time to time, will be effective on that Enrollment Date. In addition, the Administrator may re-enroll existing participants in the Plan on any Enrollment Date (the “Lower Price Enrollment Date”) on which the fair market value of the Common Stock is lower than the fair market value on such participant’s existing Enrollment Date. A participant may elect not to re-enroll on a Lower Price Enrollment Date by filing a written statement with the Company declaring such election prior to the Lower Price Enrollment Date.

7. GRANT OF OPTION ENROLLMENT.

(a) Enrollment or re-enrollment by a participant in the Plan on an Enrollment Date will constitute the grant by the Company to the participant of an option to purchase shares of Common Stock from the Company under the Plan. Any participant whose option expires and who has not withdrawn from the Plan will automatically be re-enrolled in the Plan and granted a new option on the Enrollment Date immediately following the date on which the option expires.

(b) Except as provided in Section 10, each option granted under the Plan shall have the following terms:

(i) the option will have a term of not more than twenty-four (24) months or such shorter option period as may be established by the Board from time to time (the “Option Period”). Notwithstanding the foregoing, however, whether or not all shares have been purchased thereunder, the option will expire on the earlier to occur of: (A) the completion of the purchase of shares on the last Purchase Date occurring within twenty-four (24) months after the Enrollment Date for such option, or such shorter option period as may be established by the Board before an Enrollment Date for all options to be granted on such date; or (B) the date on which the employee’s participation in the Plan terminates for any reason;

(ii) payment for shares purchased under the option will be made only through payroll withholding in accordance with Section 8;

(iii) purchase of shares upon exercise of the option will be effected only on the Purchase Dates established in accordance with Section 9;

(iv) the option, if not altered, amended or revoked by the Company prior to the relevant Purchase Date, may be accepted only by (x) there having been withheld from the compensation of the employee in accordance with the terms of the Plan amounts sufficient to purchase the Common Stock intended to be purchased under the option, and (y) the employee being employed by the Company and not having withdrawn from the Plan on the relevant Purchase Date.

(v) the price per share under the option will be determined as provided in Section 9;

(vi) the maximum number of shares available for purchase under an option for each one percent (1%) of compensation designated by an employee in accordance with Section 8 will, unless otherwise established by the Board before an Enrollment Date for all options to be granted on such date, be determined by dividing $25,000 by the fair market value of a share of Common Stock on the Enrollment Date, dividing the result by the maximum number of percentage points that an employee may designate under Section 8 at the time such option is granted, and multiplying the result by the number of calendar years included in whole or in part in the period from grant to expiration of the option;

(vii) the option (taken together with all other options then outstanding under this and all other similar stock purchase plans of the Company and any subsidiary of the Company, collectively “Options”) will in no event give the participant the right to purchase shares at a rate per calendar year which accrues in excess of $25,000 of fair market value of such shares, less the fair market value of any shares accrued and already purchased during such year under Options which have expired or terminated, determined at the applicable Enrollment Dates; and

(viii) the option will in all respects be subject to the terms and conditions of the Plan, as interpreted by the Administrator from time to time.

8. PAYROLL AND TAX WITHHOLDING; USE BY COMPANY.

(a) Each participant shall elect to have amounts withheld from his or her compensation paid by the Company during the Option Period, at a rate equal to any whole percentage up to a maximum of ten percent (10%), or such lesser percentage as the Board may establish from time to time before an Enrollment Date. Compensation includes regular salary payments, annual and quarterly bonuses, hire-on bonuses, cash recognition awards, commissions, overtime pay, shift premiums, and elective contributions by the participant to qualified employee benefit plans, but excludes all other payments including, without limitation, long-term disability or workers compensation payments, car allowances, employee referral bonuses, relocation payments, expense reimbursements (including but not limited to travel, entertainment, and moving expenses), salary gross-up payments, and non-cash recognition awards. The participant shall designate a rate of withholding in his or her enrollment form and may elect to increase or decrease the rate of contribution effective as of any Enrollment Date, by delivery to the Company, not later than ten (10) days before such Enrollment Date, of a written notice indicating the revised withholding rate.

(b) Payroll withholdings shall be credited to an account maintained for purposes of the Plan on behalf of each participant, as soon as administratively feasible after the withholding occurs. The Company shall be entitled to use the withholdings for any corporate purpose, shall have no obligation to pay interest on withholdings to any participant, and shall not be obligated to segregate withholdings.

(c) Upon disposition of shares acquired by exercise of an option, the participant shall pay, or make provision adequate to the Company for payment of, all federal, state, and other tax (and similar) withholdings that the Company determines, in its discretion, are required due to the disposition, including any such withholding that the Company determines in its discretion is necessary to allow the Company to claim tax deductions or other benefits in connection with the disposition. A participant shall make such similar provisions for payment that the Company determines, in its discretion, are required due to the exercise of an option, including such provisions as are necessary to allow the Company to claim tax deductions or other benefits in connection with the exercise of the option.

9. PURCHASE OF SHARES.

(a) On the last Trading Day immediately preceding an Enrollment Date (other than the first Enrollment Date), or on such other days as may be established by the Board from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date (each a “Purchase Date”), the Company shall apply the funds then credited to each participant’s payroll withholdings account to the purchase of whole shares of Common Stock. The cost to the participant for the shares purchased under any option shall be not less than eighty-five percent (85%) of the lower of:

(i) the fair market value of the Common Stock on the Enrollment Date for such option; or

(ii) the fair market value of the Common Stock on the date such option is exercised.

(b) Any funds in an amount less than the cost of one share of Common Stock left in a participant’s payroll withholdings account on a Purchase Date shall be carried forward in such account for application on the next Purchase Date.

(c) Notwithstanding the terms of Section 9(a), no funds credited to any employee’s payroll withholdings account shall be used to purchase Common Stock on any date prior to the date that the Plan has been approved by the stockholders of the Company, as noted in Section 21. If such approval is not forthcoming within one year from the date that the Plan was approved by the Board of Directors, all amounts withheld shall be distributed to the participants as soon as administratively feasible.

10. WITHDRAWAL FROM THE PLAN. A participant may withdraw from the Plan in full (but not in part) at any time, effective after written notice thereof is received by the Company. Unless the Administrator elects to permit a withdrawing participant to invest funds credited to his or her withholding account on the Purchase Date immediately following notice of withdrawal, all funds credited to a participant’s payroll withholdings account shall be distributed to him or her without interest within sixty (60) days after notice of withdrawal is received by the Company. Any eligible employee who has withdrawn from the Plan may enroll in the Plan again on any subsequent Enrollment Date in accordance with the provisions of Section 6.

11. TERMINATION OF EMPLOYMENT. Participation in the Plan terminates immediately when a participant ceases to be employed by the Company for any reason whatsoever (including death or disability) or otherwise becomes ineligible to participate in the Plan. As soon as administratively feasible after termination, the Company shall pay to the participant or his or her beneficiary or legal representative, all amounts credited to the participant’s payroll withholdings account; provided, however, that if a participant ceases to be employed by the Company because of the commencement of employment with a Subsidiary of the Company that is not a Participating Subsidiary, funds then credited to such participant’s payroll withholdings account shall be applied to the purchase of whole shares of Common Stock at the next Purchase Date and any funds remaining after such purchase shall be paid to the participant.

12. DESIGNATION OF BENEFICIARY.

(a) Each participant may designate one or more beneficiaries in the event of death and may, in his or her sole discretion, change such designation at any time. Any such designation shall be effective upon receipt in written form by the Company and shall control over any disposition by will or otherwise.

(b) As soon as administratively feasible after the death of a participant, amounts credited to his or her account shall be paid in cash to the designated beneficiaries or, in the absence of a designation, to the executor, administrator, or other legal representative of the participant’s estate. Such payment shall relieve the Company of further liability with respect to the Plan on account of the deceased participant. If more than one beneficiary is designated, each beneficiary shall receive an equal portion of the account unless the participant has given express contrary written instructions.

13. ASSIGNMENT.

(a) The rights of a participant under the Plan shall not be assignable by such participant, by operation of law or otherwise. No participant may create a lien on any funds, securities, rights, or other property held by the Company for the account of the participant under the Plan, except to the extent that there has been a designation of beneficiaries in accordance with the Plan, and except to the extent permitted by the laws of descent and distribution if beneficiaries have not been designated.

(b) A participant’s right to purchase shares under the Plan shall be exercisable only during the participant’s lifetime and only by him or her, except that a participant may direct the Company in the enrollment form to issue share certificates to the participant and his or her spouse in community property, to the participant jointly with one or more other persons with right of survivorship, or to certain forms of trusts approved by the Administrator.

14. ADMINISTRATIVE ASSISTANCE. If the Administrator in its discretion so elects, it may retain a brokerage firm, bank, or other financial institution to assist in the purchase of shares, delivery of reports, or other administrative aspects of the Plan. If the Administrator so elects, each participant shall (unless prohibited by the laws of the nation of his or her employment or residence)

be deemed upon enrollment in the Plan to have authorized the establishment of an account on his or her behalf at such institution. Shares purchased by a participant under the Plan shall be held in the account in the name in which the share certificate would otherwise be issued pursuant to Section 13(b).

15. COSTS. All costs and expenses incurred in administering the Plan shall be paid by the Company, except that any stamp duties or transfer taxes applicable to participation in the Plan may be charged to the account of such participant by the Company. Any brokerage fees for the purchase of shares by a participant shall be paid by the Company, but brokerage fees for the resale of shares by a participant shall be borne by the participant.

16. EQUAL RIGHTS AND PRIVILEGES. All eligible employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code and the related Treasury Regulations. Any provision of the Plan which is inconsistent with Section 423 of the Code shall without further act or amendment by the Company or the Board be reformed to comply with the requirements of Section 423. This Section 16 shall take precedence over all other provisions of the Plan.

17. APPLICABLE LAW. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of California.

18. MODIFICATION AND TERMINATION.

(a) The Board may amend, alter, or terminate the Plan at any time, including amendments to outstanding options. No amendment shall require stockholder approval, except:

(i) for an increase in the number of shares reserved for purchase under the Plan;

(ii) to the extent required for the Plan to comply with Section 423 of the Code;

(iii) to the extent required by other applicable laws, regulations or rules; or

(iv) to the extent the Board otherwise concludes that stockholder approval is advisable.

(b) In the event the Plan is terminated, the Board may elect to terminate all outstanding options either immediately or upon completion of the purchase of shares on the next Purchase Date, or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all funds contributed to the Plan that have not been used to purchase shares shall be returned to the participants as soon as administratively feasible.

(c) In the event of the sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, or the dissolution or liquidation of the Company, each option outstanding under the Plan shall be assumed by any purchaser of all or substantially all of the assets of the Company or by a successor by merger to the Company (or the parent company of such purchaser or successor) in compliance with Section 424 of the Code, unless otherwise provided by the Board in its sole discretion, in which event, a Purchase Date shall occur immediately before the effective date of such event.

19. RIGHTS AS AN EMPLOYEE. Nothing in the Plan shall be construed to give any person the right to remain in the employ of the Company or to affect the Company’s right to terminate the employment of any person at any time with or without cause.

20. RIGHTS AS A SHAREHOLDER; DELIVERY OF CERTIFICATES. Unless otherwise determined by the Board, certificates evidencing shares purchased on any Purchase Date shall be delivered to a participant only if he or she makes a written request to the Administrator. Participants shall be treated as the owners of their shares effective as of the Purchase Date.

21. BOARD AND SHAREHOLDER APPROVAL. The Plan was approved by the Board of Directors on March 5, 1997, and by the holders of a majority of the votes cast at a duly held shareholders’ meeting on June 18, 1997, at which a quorum of the voting power of the Company was represented in person or by proxy.

HERON THERAPEUTICS
IMPORTANT ANNUAL MEETING INFORMATION 000004
ENDORSEMENT_LINE SACKPACK
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DESIGNATION (IF ANY)
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Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by
1:00 a.m., PDT, on June 9, 2015.
Vote by Internet
Go to www.investorvote.com/HRTX
Or scan the QR code with your smartphone
Follow the steps outlined on the secure website
Vote by telephone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X
Annual Meeting Proxy Card 1234 5678 9012 345
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3, 4 and 5.
1. Director nominees: For Withhold For Withhold For Withhold +
01 - Kevin C. Tang* 02 - Barry D. Quart, Pharm. D.* 03 - Robert H. Rosen*
04 - Craig A. Johnson* 05 - Kimberly J. Manhard* 06 - John W. Poyhonen*
* Each to serve until the 2016 Annual Meeting of Stockholders and until their successors are duly elected and qualified.
For Against Abstain For Against Abstain
2. To ratify the appointment of OUM & Co. LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.
3. To conduct an advisory vote to approve the compensation paid to the Company’s named executive officers during fiscal year 2014.
4. To amend the Company’s 2007 Amended and Restated Equity Incentive Plan to increase the shares of common stock authorized for issuance thereunder by 4,300,000 shares.
5. To amend the Company’s 1997 Employee Stock Purchase Plan, as amended, to increase the shares of common stock authorized for issuance thereunder by 100,000 shares.
6. In their discretion, the proxyholders are authorized to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Date and sign exactly as name(s) appear(s) on this proxy. If signing for estates, trusts, corporations or other entities, title or capacity should be stated. If shares are held jointly, each holder should sign.
Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.
IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.
C 1234567890 J N T 1UP X 2372401
MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
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Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders, The Proxy Statement and 10-K are available at: www.edocumentview.com/HRTX
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
Proxy — HERON THERAPEUTICS, INC. +
Proxy Solicited by the Board of Directors for the Annual Meeting of Stockholders to be held June 9, 2015
The undersigned hereby appoints Barry D. Quart and Esmé C. Smith, or either of them, each with full power of substitution, as the proxyholder(s) of the undersigned to represent the undersigned and vote all the shares of the Common Stock of Heron Therapeutics, Inc. (the “Company”), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company. The Annual Meeting of Stockholders of Heron Therapeutics, Inc. will be held on June 9, 2015 at 3:00 p.m. local time at L’Auberge Del Mar, 1540 Camino Del Mar, Del Mar, CA 92014, for the purposes stated herein, as more fully described in the accompanying Proxy Statement.
The Board of Directors recommends that you vote FOR each nominee and FOR proposals 2, 3, 4 and 5. This proxy, when properly executed, will be voted in the manner directed. WHEN NO CHOICE IS INDICATED THIS PROXY WILL BE VOTED IN ACCORDANCE WITH BOARD OF DIRECTORS’ RECOMMENDATIONS AS STATED HEREIN. This proxy may be revoked by the undersigned at any time, prior to the time it is voted, by any of the means described in the accompanying proxy statement.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE.
If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
C Non-Voting Items
Change of Address — Please print new address below.
IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.